                    RETIREMENT SAVINGS PLAN

                               OF

                       TYSON FOODS, INC.



              (Restated Effective January 1, 1993)

                       TABLE OF CONTENTS


Section                                                     Page

          DEFINITIONS

1.1  - Definitions......................................     3

          PARTICIPATION

2.1  - Eligibility for Initial Participation............    19
2.2  - Active Participation.............................    19
2.3  - Leave of Absence and Termination of Service......    20
2.4  - Participation Following Reemployment.............    23
2.5  - Rights of Other Employers to Participate in
        the Plan........................................    24
2.6  - Participation and Benefits for Participants
        Transferred to or From Status as an Employee....    25

          PARTICIPANT CONTRIBUTIONS AND ROLLOVER
          CONTRIBUTIONS

3.1  - Salary Deferral Contributions...................     27
3.2  - Rollover Contributions..........................     33

          EMPLOYER'S CONTRIBUTIONS

4.1  - Amount of Employer's Contributions..............     36
4.2  - Limitation on Use of "Two Times" Test ..........     42
4.3  - Vesting of Employer Contribution Account ........    43
4.4  - Vesting on Death, Disability or Normal
         Retirement....................................     44
4.5  - Vesting if Plan Terminated or Employer
         Contributions Discontinued....................     44
4.6  - Effect of Break in Service on Vesting...........     45
4.7  - Disposition of Forfeited Amounts................     45
4.8  - Change in Vesting Schedule......................     46

          INVESTMENT OF CONTRIBUTIONS

5.1  - Investment Funds................................     48
5.2  - Designation by Participant of Investment Funds..     49
5.3  - Change of Investment Designation................     49
5.4  - Transfers Among Investment Funds................     50
5.5  - Special One Time Election ......................     50

          INDIVIDUAL ACCOUNTS

6.1  - Establishing and Maintaining Participant's
         Accounts......................................     52

Section                                                    Page

          ACCOUNTING

7.1  - Valuation of Accounts............................    54
7.2  - Maximum Annual Addition on Behalf of any
         Participant During any Limitation Year.........    57
7.3  - Crediting of Salary Deferral Contributions.......    62
7.4  - Allocation and Crediting of Employer's
         Contributions..................................    63
7.5  - Effective Date of Entries........................    64

          DISTRIBUTIONS

8.1  - Initial Distribution Date.......................     65
8.2  - Establishment of Distribution Account...........     65
8.3  - Date of Distribution ...........................     65
8.4  - Methods of Distribution.........................     67
8.5  - Deferred Retirement.............................     70
8.6  - Cash-Out Distributions..........................     70
8.7  - Payment of Benefits Upon Death of Participant...     71
8.8  - Spousal Consent.................................     71
8.9  - Death Before Commencement of Benefits... .......     71
8.10 - Withdrawals While Still Employed................     72
8.11 - Eligible Rollover Distributions ................     76

          SPECIAL PROVISIONS APPLICABLE IF PLAN IS
          TOP-HEAVY

9.1  - Applicability of Top-Heavy Plan Provisions......     78
9.2  - Determination of Plan Years in Which Plan is
         Top-Heavy.....................................     78
9.3  - Minimum Vesting for Top-Heavy Plan Year.........     82
9.4  - Minimum Contributions for Top-Heavy Plan Year...     83

          MISCELLANEOUS PROVISIONS REGARDING PARTICIPANTS

10.1 - Participants to Furnish Required Information....     84
10.2 - Beneficiaries...................................     85
10.3 - Contingent Beneficiaries........................     86
10.4 - Participants' Rights in Trust Fund..............     87
10.5 - Benefits not Assignable.........................     87
10.6 - Benefits Payable to Minors and Incompetents.....     88
10.7 - Conditions of Employment Not Affected by Plan...     89
10.8 - Notification of Mailing Address.................     89
10.9 - Lost Payee .....................................     90
10.10- Written Communications Required.................     91
10.11- Benefits Payable at Office Trustee..............     91
10.12- Appeal to Committee.............................     91

Section                                                    Page

          MISCELLANEOUS PROVISIONS REGARDING THE EMPLOYER

11.1 - Employer's Contribution Irrevocable.............     94
11.2 - Absence of Responsibility.......................     94
11.3 - Amendment of Plan...............................     94
11.4 - Termination of Plan.............................     97
11.5 - Merger of Plan..................................     98
11.6 - Expenses of Administration......................     98
11.7 - Formal Action by Employer.......................     99

          ADMINISTRATION

12.1 - Administration by Committee.....................    100
12.2 - Officers and Employers of Committee.............    100
12.3 - Action by Committee.............................    101
12.4 - Rules and Regulations of Committee..............    102
12.5 - Powers of Committee.............................    102
12.6 - Duties of Committee.............................    103
12.7 - Indemnification of Members of Committee.........    104
12.8 - Plan Fiduciaries................................    105
12.9 - Applicable Law..................................    107

          TRUST FUND

13.1 - Purpose of Trust Fund...........................    108
13.2 - Benefits Supported Only by Trust Fund...........    108
13.3 - Trust Fund Applicable Only to Payment of
         Benefits......................................    108

          LOANS TO PARTICIPANTS

14.1 - General Procedure ...............................   109
14.2 - Amount of Loans .................................   109
14.3 - Loan Conditions .................................   110

                    RETIREMENT SAVINGS PLAN

                               OF

                       TYSON FOODS, INC.


     The Retirement Savings Plan of Tyson Foods, Inc. (the "Plan"), originally effective October 1, 1987, is hereby restated by Tyson Foods, Inc. (the "Employer"), effective January 1, 1993, in order to continue to provide a means for eligible employees to defer a portion of their compensation and to encourage savings to provide additional financial security for the future.

     The Plan, as restated herein, reflects all amendments made by Employer as required by TRA 1986, OBRA 1987, TAMRA 1988, OBRA 1989, RRA 1990, the unemployment Compensation Act of 1992 and OBRA 1993, as well as numerous Treasury regulation changes since the previous restatement. The Plan, as restated herein, also reflects amendments associated with the mergers into this Plan, effective July 1, 1991, of the following qualified retirement plans (collectively the "Merged Plans"):

          (1) the Tyson Employee Retirement Income Savings Plan (the "Tyson Thrift Plan");
          (2)  the Henry House, Inc. Employees Savings Plan;
          (3)  the Victor F. Weaver, Inc. Retirement/Savings Plan;
          (4) the Holly Farms Corporation and Subsidiaries Employee Retirement Savings Plan for Hourly Employees; and
          (5) the Holly Farms Corporation and Subsidiaries Employee Retirement Savings Plan for Salaried Employees.

     The Employer acknowledges receipt of all of the assets of the Merged Plans effective July 1, 1991. Accordingly, the assets of the Plan and its related Retirement Savings Trust of Tyson Foods, Inc. (the "Trust"), including the assets transferred from the Merged Plans, shall be held, administered and distributed for the purposes and in the manner set out in the following restated Plan, to-wit:

                           SECTION 1

                          DEFINITIONS

1.1  DEFINITIONS

     (A) The following words and phrases shall have the meanings assigned below unless a different meaning is plainly required by the context:

          (1) "Accounting Date" shall mean the last day of each calendar month of each Plan Year subsequent to the Effective Date of the Plan and such other date or dates as may be established by the Committee during the Plan Year.

          (2) "Beneficiary" shall mean the person or persons on whose behalf benefits may be payable under the Plan after a Participant's death in accordance with the provisions hereof.

          (3) "Break in Service" shall mean, with respect to a Non-Maritime Employee, the failure to complete more than 500 Hours of Service during a Plan Year, or, with respect to a Maritime Employee, the failure to complete more than 62 Days of Service during a Plan Year.

          (4) "Committee" shall mean the administrative committee appointed from time to time to administer the Plan pursuant to the provisions of Section 12.1 hereof.

          (5) "Company" shall mean Tyson Foods, Inc., and its successor or successors.

          (6) "Compensation" shall mean the compensation actually paid to an Employee by the Employer as reported on the Employee's Federal income tax withholding statement (Form W-2) or its subsequent equivalent; exclusive however, of the following:

               (a)  relocation pay;
               (b)  any non-cash compensation;
               (c)  commissions; and
               (d) compensation paid on an irregular or discretionarybasis such as discretionary bonuses or special awards.

Provided, however, that for purposes of determining an individual's "average deferral percentage" and/or "average contribution percentage" under Sections 3.1(E) and 4.1(D) of the Plan, "Compensation shall include all of the items of income described in subparagraphs (a) through (d) of this Section 6.
     Any amounts that would have been includable in the Employee's Compensation as described above if they had not received special tax treatment because they were deferred by the Employee through a salary reduction agreement shall be added to the amount described above and included in the Employee's "Compensation" for purposes of the Plan.
     The annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000 or such other amount as may be specified by the Secretary of the Treasury pursuant to his duties under 401(a)(17) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitations under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
     For purposes of applying the above limit to a Highly Compensated Employee who is a 5% Owner (as defined in 416(i)(1) of the Code) or one of the ten most highly paid Highly Compensated Employees, the Highly Compensated Employee's family shall be treated as a single employee with one Compensation and the limit shall be allocated among the family members in proportion to each member's Compensation. For purposes of this paragraph, a Highly Compensated Employee's family shall include his or her spouse and his or her lineal descendants who have not reached the age of 19 before the end of the year.
     The term "Compensation" is subject to any modifications that are applicable under Section 9.4 hereof during years, if any, that the Plan is top-heavy.
     (7)  "Controlled Group Member" shall mean:
        (a)  The Employer;
        (b) Any corporation or association that is a member of a controlled group of corporations (within the meaning of 1563(a) of the Code, determined without regard to 1563(a)(4) and 1563(e)(3)(C) of said Code, except that, for the purposes of applying the limitations on benefits and contributions that are required under 415 of the Code and are described in Section 7.2 hereof, such meaning shall be determined by substituting the phrase "more than 50%" for the phrase "at least 80%" each place that it appears in 1563(a)(1) of said Code) with respect to which the Employer is a member;
        (c) Any trade or business (whether or not incorporated) that is under common control with the Employer as determined in accordance with 414(c) of the Code and regulations issued thereunder; and
        (d) Any service organization that is a member of an affiliated service group (within the meaning of 414(m) of the Code) with respect to which the Employer is a member.
     (8)  "Designated Nonparticipating Employer" shall mean:
           (a) Any Controlled Group Member that is not an Employer as defined herein; and
           (b) Any other corporation, association, proprietorship, partnership, or other business organization that (i) is not an Employer and
(ii) the Company, by formal action on its part in the manner described in
Section 11.7 hereof designates on the basis of a uniform policy applied without discrimination as a "Designated Nonparticipating Employer" for the purposes of the Plan.
     (9) "Effective Date of the Plan", as restated, shall mean January 1, 1993 or such later date as of which the Plan first became effective with respect to the particular Employer concerned. The original effective date of the Plan was October 1, 1987. Except as provided below, all amendments to the Plan as reflected herein were effective April 1, 1991. However, Sections 1.1(A)(1), (6), (10) and (17), 2.1, 7.2 and 8.4(B) were amended effective October 1, 1987; Sections 3.1(E), 3.2, 4.1(A), 4.1(D), 4.2, 8.1,
8.2, 8.3, 8.4(A), 8.6, 8.10(4) and (8), 9.2 and 9.4 were amended effective
April 1, 1989; and Sections 1.1(A)(36), 3.2, 5.1, 5.3, 5.4 and 7.1 were amended effective January 1, 1993.
     (10) "Employee" shall mean a "Maritime Employee" or a "Non- Maritime Employee", and shall include "leased employees" within the meaning of Sections 414(n) and (o) of the Code. "Maritime Employee" shall mean any person who, with respect to any Plan Year, is employed by the Employer in the "Maritime Industry". "Maritime Industry" is that industry in which Employees perform duties for the Employer on board commercial, exploratory, service or other vessels moving on the high seas, inland waterways, Great Lakes, coastal zones, harbors and non-contiguous areas, or on offshore ports, platforms or other similar sites. "Non-Maritime Employee" shall mean any person, other than a "Maritime Employee", on the payroll of the Employer whose wages from the Employer are subject to withholding for the purposes of Federal income taxes and for the purposes of the Federal Insurance Contributions Act. Employee will not include any person (a) rendering services to the Employer as an independent contractor, (b) serving the Employer as a member of its Board of Directors and not otherwise employed by it, (c) not treated as an employee for purposes of Federal Insurance Contributions Act or (d) engaged only in an advisory or consulting capacity on a retainer or fee basis.
     (11) "Employer" shall mean, collectively or distributively as the context may indicate, the Company and any other corporations, associations, joint ventures, proprietorships or partnerships that have adopted and are participating in the Plan in accordance with the provisions of Section 2.5 hereof; provided, however, if the Plan is adopted on behalf of the Employees of one or more, but less than all, divisions or facilities of an employer, the term "Employer" shall apply only to the divisions or facilities on behalf of whose Employees the Plan has been adopted.
     (12) "Employer's Contributions" shall mean the amounts contributed by the Employer to the Plan on behalf of the Participants, as more fully described in Section 4.1 hereof.
     (13) "Employer Contribution Account" shall mean the balance credited to the individual account of the Participant to reflect his interest in the Trust Fund that is attributable to the Employer's Contributions on his behalf to the Plan. If applicable, the Employer Contribution Account shall be divided into such subaccounts as are required to reflect the Participant's interest in the various Investment Funds, as described in
Section 5 hereof.
     (14) "Employment Commencement Date" means, in the case of a Non-Maritime Employee, the first date on which such Employee completes an "Hour of Service," or, in the case of a Maritime Employee, the first date on which such Employee completes a "Day of Service"; provided that in the case of a "Break in Service," an Employee's employment commencement date shall be the first day thereafter on which he completes an "Hour of Service" or "Day of Service", as the case may be.
     (15) "Entry Date" shall mean the first day of each calendar month.
     (16) "Family Member" shall mean an individual described in 414(q)(6)(B) of the Code.
     (17) "Highly Compensated Employee" shall mean any Employee who, during the Determination Year or the Look-Back Year -
           (A) was at any time a "5-percent owner" (as defined in 16(q)(3) of the Code,
           (B) received compensation in excess of $75,000.
           (C) received compensation in excess of $50,000 and was in the Top-Paid Group of employees for such year, or
           (D) was at any time an officer and received compensation greater than 50 percent of the amount in effect under 415(b)(1)(A) of the Code for such year.
     The Secretary shall adjust the $75,000 and $50,000 amounts under this Section at the same time and in the same manner as under 415(d) of the Code. For purposes of this Section (17), the term "compensation" shall have the meaning given such term by 414(q)(7) of the Code. An Employee not described in (B), (C) or (D) above for the Look-Back Year (without regard to this paragraph) shall not be treated as described in (B), (C) or (D) for the Determination Year unless such Employee is a member of the group consisting of the 100 employees paid the greatest compensation during the Determination Year.
     Determination Year means the Plan Year for which the determination of Highly Compensation Employee is being made. Look-Back Year means the twelve
(12) month period immediately preceding the Determination Year.
     An Employee is in the Top-Paid Group of employees for any year if such Employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For purposes of (D), no more than 50 employees (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers. If for any year no officer of the Employer is described in (D), the highest paid officer of the Employer for such year shall be treated as described in
(D).
     Special Rules for Certain Family Members:

        (y) General Rule. If an Employee is a Family Member of a 5- percent owner (as described in subsection (A)) or of a Highly Compensated Employee in the group consisting of the 10 most highly compensated Employees who are Participants in this Plan for the Plan Year, then:
          (1) such Employee will not be considered to be a separate Employee for purposes of computing the Deferral Percentage Tests or the Contribution Percentage Tests under the Plan;
          (2) any compensation paid to such Employee and any contributions made to such Employee's Accounts, shall for purposes of the Deferral Percentage Tests and the Contribution Percentage Tests, be treated as if made to or on behalf of such Employee's Family Member who is a 5-percent owner or is one of the 10 most highly compensated Employees;
        (z) Family Members. For purposes of this subsection, the term "Family Member" shall mean with respect to an Employee, (1) the Employee's spouse; (2) the Employee's lineal ascendants and descendants; and (3) the spouses of such lineal ascendants and descendants.

     "Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member (as defined above) of a Highly Compensated Employee.
     (18) "Hour of Service" means:
              (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and
              (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours under this subparagraph (b) shall be calculated and credited pursuant to 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by this reference; and
              (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under subparagraph (a) or (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and
              (d) Hours of service credited to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and whose hours are not required to be counted and recorded by a separate federal statute such as the Fair Labor Standards Act shall be at the rate of 45 hours of service for each week that the Employee is entitled to be credited with at least one "hour of service" under the provisions of this section.
     (19) "Initial Distribution Date" shall mean the date which is established following the Participant's termination of service for any reason pursuant to Section 8.1 hereof for distribution of the value in his individual accounts.
     (20) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended from time to time.
     (21) "Limitation Year" shall mean the year used for application of the limitations of 415 of the Code, and, unless the Employer elects a different Limitation Year by formal action on its part in the manner described in
Section 11.7 hereof, shall be the Plan Year.
     (22) "Participant" shall mean any person who has met the requirements of Section 2.1 hereof and whose individual accounts have not been subsequently distributed in full. "Active Participant" shall mean any Participant who is currently making Salary Deferral Contributions to the Plan.
     (23) "Plan" shall mean the Retirement Savings Plan of Tyson Foods, Inc., originally adopted effective October 1, 1987, restated effective April 1, 1991 as set forth in this instrument and as it may hereafter be amended from time to time.
     (24) "Plan Year" shall mean the fiscal year on which the records of the Plan are kept as reported from time to time by the plan administrator to the Internal Revenue Service. The Plan Year, unless subsequently changed in accordance with the rules or regulations issued by the Internal Revenue Service or the Department of Labor, shall be the 12 month period beginning April 1 of a given calendar year and ending on March 31st of the following calendar year.
     (25) "Rollover Contributions" shall mean the amounts of Rollover Contributions, if any, made by an Employee to the Plan, as more fully described in Section 3.2 hereof.
     (26) "Rollover Contribution Account" shall mean the balance credited to the account of the Participant to reflect his interest in the Trust Fund that is attributable to his Rollover Contributions, if any, to the Plan as described in Section 3.2 hereof. The Rollover Contribution Account shall be divided into such subaccounts as are required to reflect the Participant's interest in the various Investment Funds, as described in Section 5 hereof.
     (27) "Salary Deferral Contributions" shall mean the contributions made by the Employer on behalf of the Participant pursuant to Section 3.1 hereof. "Matched Salary Deferral Contributions" shall mean Salary Deferral Contributions that are not in excess of 2% of the Participant's Compensation for the Plan Year. "Unmatched Salary Deferral Contributions" shall mean Salary Deferral Contributions that are in excess of 2% of the Participant's Compensation for the Plan Year.
     (28) "Salary Deferral Contribution Account" shall mean the balance credited to the individual account of the Participant to reflect his interest in the Trust Fund that is attributable to his Salary Deferral Contributions to the Plan. If applicable, the Salary Deferral Contribution Account shall be divided into such subaccounts as are required to reflect the Participant's interest in the various Investment Funds, as described in
Section 5 hereof.
     (29) "Salary Reduction Agreement" means an agreement between a Participant and the Employer under which the Employer reduces the Participant's Compensation and the Employer contributes the amount of the reduction to the Plan on behalf of the Participant as a Salary Deferral Contribution.
     (30) "Supplement" shall mean any Supplement that is attached to and made a part of the Plan and which describes provisions or modifications to the Plan which apply only to those employees of an Employer or Employers specified in such supplement.
     (31) "Total and Permanent Disability" means disability which, in the opinion of the Committee, causes a Participant to be totally and presumably permanently disabled, due to sickness or injury, so as to be completely unable to perform any and every duty pertaining to his occupation from a cause other than specified below:
            (a) Excessive and habitual use by the Participant of drugs, intoxicants or narcotics;
            (b) Injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;
            (c) Injury or disease sustained by the Participant while serving in any armed forces;
            (d) Injury or disease sustained by the Participant diagnosed or discovered subsequent to the date his service has terminated;
            (e) Injury or disease sustained by the Participant while working for anyone other than the Employer and arising out of such employment; or
            (f) Injury or disease sustained by the Participant as a result of an act of war, whether or not such act arises from a formally declare state of war.
     (32) "Trust" and "Trust Fund" shall mean the trust fund established pursuant to the terms of the Trust Agreement.
     (33) "Trust Agreement" shall mean the Retirement Savings Trust of Tyson Foods, Inc., adopted effective as of October 1, 1987, as set forth in the agreement of that title to which the Plan is attached and as it may thereafter be amended from time to time.
     (34) "Trustee" shall mean the corporate trustee or trustees or the individual trustee or trustees, as the case may be, appointed from time to time pursuant to the provisions of the Trust Agreement to administer the Trust Fund maintained for the purposes of the Plan.
     (35) "Unallocated Limitation Account" shall mean that portion of the Employer's Contribution, if any, which is being held unallocated due to the provisions of Section 7.2 hereof.
     (36) "Valuation Date", effective for the Plan Year quarter beginning January 1, 1993, shall mean the last day of the months of March, June, September and December.
     (37) "Year of Service" means each twelve consecutive month period during which a Non-Maritime Employee has at least one thousand (1,000) Hours of Service, or, in the case of a Maritime Employee, 125 Days of Service. For determining an Employee's eligibility under the Plan, his "eligibility computation period" shall begin on the "employment commencement date" for such Employee; thereafter, the eligibility computation period shall be the "Plan Year", beginning with the Plan Year which includes the first anniversary of a Participant's employment commencement date. For determining a member's vested and nonforfeitable interest in his Employer Contribution Account, the "vesting computation period" shall be the Plan Year. For purposes of determining vesting, eligibility to participate and Employer Matching Contributions under the Plan, Years of Service with a "Controlled Group Member" (as defined above) and Years of Service with Holly Farms Corporation or any of its subsidiaries or affiliates that at any time were included in the

"controlled group of corporations" (as defined in Code 414(b)) with such corporation shall be included. Otherwise, there shall not be counted any Hours of Service or Days of Service for an employee of an employer which is a party to a merger, acquisition or other business combination under which the Company or any of its subsidiaries is the acquiring party, prior to the date of such merger, acquisition or other business combination unless specifically provided otherwise in the contracts governing such merger, acquisition or combination or required by 414(a) of the Code and any Regulations promulgated thereunder. For purposes of determining Years of Service for any Employee who may be both a Maritime Employee and a Non-Maritime Employee in any computation period, such determination shall be made as if the Employee were a Non-Maritime Employee and in determining the Employee's Hours of Service for such period, the Employee's Days of Service shall be multiplied by eight (8) and then added to the Employee's Hours of Service credited while a Non-Maritime Employee.
     (38) "Day of Service" means:
            (a) Each day for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These days shall be credited to the Employee for the computation period in which the duties are performed; and
            (b) Each day for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Days under this subparagraph (b) shall be calculated and credited pursuant to 2530.200(b)-7 of the Department of Labor Regulations which are incorporated herein by this reference; and
            (c) Each day for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same days of service shall not be credited both under subparagraph (a) or (b), as the case may be, and under this subparagraph (c). These days shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
     (B) The terms "herein," "hereof," "hereunder" and similar terms refer to this document, including the Trust Agreement of which this document is a part, unless otherwise qualified by the context.
     (C) The pronouns "he," "him" and "his" used in the Plan shall also refer to similar pronouns of the feminine gender unles s otherwise qualified by the context.


                             SECTION 2
                          PARTICIPATION

2.1  ELIGIBILITY FOR INITIAL PARTICIPATION
     Each Employee shall become a Participant in the Plan on the first Entry Date (as defined above) following the date the Employee becomes an "Eligible Employee," as defined hereafter. For purposes of this Plan, an "Eligible Employee" shall mean an Employee who has completed a Year of Service (as defined above); provided, however, that there shall be excluded from the definition of Eligible Employee (i) any Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such Employee under this Plan, (ii) any Highly Compensated Employee who, as of April 1 of any Plan Year, is determined by the Company to be eligible to participate in the Company's Executive Savings Plan, and (iii) any leased employee within the meaning of 414(n) and (o) of the Code.

2.2  ACTIVE PARTICIPATION
     Each Eligible Employee in the service of the Employer on or after the Effective Date of the Plan may elect to become an Active Participant in the Plan as of the date on which he first becomes a Participant by completing and filing a written application for Active Participation in the Plan with the Committee in which he agrees to make the Salary Deferral Contributions as described in Section 3.1(A) hereof. Each Eligible Employee who completes and files such application with the Committee on or prior to the date as of which he first becomes a Participant in the Plan (or as of such later date as is administratively practicable with respect to any such Eligible Employee on the Effective Date of the Plan) shall become an Active Participant in the Plan as of the date on which he first becomes a Participant. Each Eligible Employee who does not become an Active Participant in the Plan as of the date on which he first becomes a Participant may become an Active Participant in the Plan as of the first day of any subsequent payroll period by completing and filing such application for participation in the Plan with the Committee at least 30 days prior to such applicable date.

2.3  LEAVE OF ABSENCE AND TERMINATION OF SERVICE
     (A) Any absence from the active service of the Employer by reason of an approved absence granted by the Employer because of accident, illness, layoff with the right of recall or military service, or for any other reason on the basis of a uniform policy applied by the Employer without discrimination, will be considered a leave of absence for the purposes of the Plan and will not terminate an Employee's service provided he returns to the active service of the Employer at or prior to the expiration of his leave or, if not specified therein, within the period of time which accords with the Employer's policy with respect to permitted absences.
     Absence from the active service of the Employer because of compulsory engagement in military service will be considered a leave of absence granted by the Employer and will not terminate the service of an Employee if he returns to the active service of the Employer within the period of time during which he has reemployment rights under any applicable Federal law or within 90 days from and after discharge or separation from such compulsory engagement if no Federal law is applicable. No provision of this section or in the Plan shall require reemployment of any employee whose active service with the Employer was terminated by reason of military service.
     If the Employee does not return to the active service of the Employer at or prior to the expiration of his leave of absence as above defined, his service will be considered terminated as of the earliest of (i) the date on which his leave expired, (ii) the first anniversary of the date on which the leave began or (iii) the date of his retirement, quit, discharge, resignation or death.
     In the event that an Employee's service with the Employer is interrupted because of any absence from the active service of the Employer which is not deemed a leave of absence as defined above, his service will be considered terminated as of the date of his retirement, quit, discharge, resignation or death or, if his service is interrupted for any other reason, as of the first anniversary of the date on which he was first absent from the active service of the Employer.
     Transfers of an Employee's service among the Employer and Designated Nonparticipating Employers shall not be deemed interruptions of his service and shall not constitute a termination of service for the purposes of the Plan.
       (B) For any Employee who is absent from work by reason of (i) the pregnancy of the Employee; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (iv) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, the Plan shall treat as Hours of Service, for determining a Break in Service for purposes of eligibility and vesting, the Hours of Service which otherwise would have been normally credited to the Employee, but for such absence or, in the event the Plan is unable to determine the Hours of Service normally to be credited, eight (8) Hours of Service per day of such absence.
       (C) Except as otherwise required by applicable federal and state law, the total number of hours treated as Hours of Service under this section shall not exceed 501 hours and the total number of days treated as Days of Service shall not exceed 63 days. The Hours of Service or Days of Service attributable to an Employee shall be credited to the Employee in the Plan Year in which begins the absence from work if the Employee would be prevented from incurring a Break in Service. In any other case, such Hours of Service or Days of Service shall be credited in the immediately following year.
     In the discretion of the Trustee, an Employee may be required to furnish information that the absence from work qualifies under this section and/or the number of days or weeks of such absence.

2.4  PARTICIPATION FOLLOWING REEMPLOYMENT
     (A) Each Employee whose service is terminated and who is subsequently reemployed by the Employer shall be treated under the Plan upon such reemployment as though he then first entered the employment of the Employer; except that:
           (1) if he was previously a Participant in the Plan or if he had met the service requirements for participation in the Plan as of his previous date of termination of service, he shall be deemed for the purposes of Section 2.1 hereof to have met the service requirements for participation in the Plan as of his date of reemployment if he is reemployed prior to April 1, 1993; and
           (2) effective April 1, 1993, if an Employee who has incurred a Break in Service subsequently is reemployed on or after April 1, 1993, his Years of Service before such break shall not be required to be taken into account for eligibility purposes until the Employee has completed a new Year of Service following such break; provided, that if such Employee was a Participant at the time of such Break in Service, then upon completion of the new Year of Service, he will be treated as a Participant retroactively from his date of reemployment, but not for purposes of making deferrals or sharing in any Employer contributions for any payroll period ending prior to the date he completes such new Year of Service.
       (B) Except as provided in Section 8.10 hereof with respect to certain permissible in-service withdrawals, respectively, no further distributions shall be made from the individual accounts on and after the date of reemployment and prior to the next following Initial Distribution Date of any Participant described in Section 2.4(A) above who is reemployed prior to having received his total distribution. Any such previously undistributed individual account (or accounts) shall be maintained on behalf of the Participant on and after his date of reemployment and shall be subject to adjustment on each following Valuation Date as specified in
Section 7.1 hereof.

       (C) Any such Participant to whom the provisions of this Section 2.4 apply who was not entitled, for any reason, to an allocation under the provisions of Section 7.4 hereof on the Accounting Dates, if applicable, which occurred between the date of his termination of service and his date of reemployment, shall not be entitled to a retroactive allocation under such section solely because of the provisions of this Section 2.4.
       (D) The rights of any terminated employee of a Designated Nonparticipating Employer who is reemployed by an Employer as an Employee shall be determined in accordance with the provisions of the Plan in the same manner as though he had been an Employee of the Employer on the date of termination of his service; and the rights of any terminated Employee of an Employer who is reemployed by a Designated Nonparticipating Employer shall be determined in accordance with the provisions of the Plan in the same manner as though such Employee had been reemployed by the Employer and had immediately thereafter been transferred to such Designated Nonparticipating Employer.

2.5  RIGHTS OF OTHER EMPLOYERS TO PARTICIPATE IN THE PLAN
       (A) Any other corporation, association, joint venture, proprietorship, or partnership may, in the future, adopt the Plan by written action on its part in the manner described in Section 11.7 hereof provided that the board of directors of the Company and the Committee both approve such participation.
       (B) The administrative powers and control of the board of directors of the Company, as provided in the Plan, shall not be deemed diminished under the Plan by reason of participation of any other Employers in the Plan, and such administrative powers and control specifically granted herein to the board of directors of the Company with respect to the appointment of the Committee, amendment of the Plan and other matters shall apply only with respect to the board of directors of the Company.
       (C) The Plan is a single plan with respect to all Employers unless the board of directors of the Company specifically provides that the Plan shall be a separate plan with respect to any Employer or group of Employers.
       (D) Any Employer may withdraw at any time without affecting the other Employers in the Plan by furnishing written notice to the Committee and the Trustee of its determination to withdraw. The board of directors of the Company may in its absolute discretion terminate any Employer's participation at any time.

2.6 PARTICIPATION AND BENEFITS FOR PARTICIPANTS TRANSFERRED TO OR FROM STATUS AS AN EMPLOYEE
       It is contemplated that a Participant in the Plan may be transferred to a Designated Nonparticipating Employer so that he will no longer qualify as an Employee as defined herein, and, conversely, that a person in the employment of a Designated Nonparticipating Employer may be transferred to the status of an Employee as defined herein. The service of such a person described above shall not be considered to be interrupted or terminated by reason of any such transfer and a termination of service with the Designated Nonparticipating Employer while not qualified as an Employee shall be treated in the same manner as a termination of service with an Employer while qualified as an Employee. In determining eligibility for participation in the Plan of such an Employee with respect to whom the provisions of this Section 2.6 are applicable, any period of employment, which otherwise would be included in accordance with the provisions of
Section 2.1 hereof, which he accrued with the Designated Nonparticipating Employers while not qualified as an Employee as defined herein shall be included; provided, however, that any such person transferred to the status of an Employee shall not be eligible to become a Participant in the Plan prior to the date on which he becomes an Employee as defined herein. The accounts of any such Participant who has been transferred from the status of an Employee shall be maintained on his behalf during the period that he is in the employment of the Employer or Designated Nonparticipating Employer while not qualified as an Employee in the same manner as though the Participant were on an unpaid leave of absence granted by the Employer during such period, but he shall not be eligible to make Salary Deferral Contributions for any period subsequent to his date of change in status and while he is not an Employee as defined herein.


                                 SECTION 3
                       SALARY DEFERRAL CONTRIBUTIONS
                        AND ROLLOVER CONTRIBUTIONS

3.1  SALARY DEFERRAL CONTRIBUTIONS
       (A) Amount of Salary Deferral Contributions: Subject to Section 3.1(E) below and to such rules of uniform application as the Committee may adopt, each Eligible Employee, in order to become and remain an Active Participant in the Plan, must elect to have the Employer make Salary Deferral Contributions through payroll deduction on his behalf pursuant to a Salary Reduction Agreement of any amount that is an integral percentage of not less than 2% nor more than 15% of his Compensation for the applicable payroll period; provided, however, any such Participant's Salary Deferral Contributions shall not exceed (i) an amount which would cause his annual addition to exceed the maximum amount of annual addition which may be made for the Limitation Year under Section 7.2 hereof, or (ii) $7,000 (as adjusted from time to time by the Secretary of the Treasury at the same time and in the same manner as under 415(d) of the Code) for any calendar year. Salary Deferral Contributions that are not in excess of 2% of the Participant's Compensation for the Plan Year are referred to herein as "Matched Salary Deferral Contributions" and are matched by the Employer's Contribution to the extent specified in Section 4.1 hereof. Salary Deferral Contributions that are in excess of 2% of the Participant's Compensation for the Plan Year are referred to herein as "Unmatched Salary Deferral Contributions" and are not matched by the Employer's Contribution.
     (B) Initial Authorization for Salary Deferral Contributions: All Salary Reduction Agreements shall be in writing and Salary Deferral Contributions made pursuant to such agreement shall be authorized in writing by the Participant and shall be filed with the Committee. Any such Salary Reduction Agreement shall continue in effect for as long as the Participant remains an Employee or until he elects to suspend or change his rate of Salary Deferral Contributions to the Plan as provided in Section 3.1(C) below.
     (C) Right of Participant to Suspend or Change His Rate of Salary Deferral Contributions: Except as set forth below, a Participant may suspend or change his rate of his Salary Deferral Contributions effective as soon as administratively practicable as of the end of any subsequent payroll period; however, a Participant may change his deferral rate only twice in any calendar year without the consent of the Committee, and except as provided in Section 3.1(E) below with respect to certain required suspensions, a Participant who suspends his Salary Deferral Contributions may not resume such contributions for a period of six months following the effective date of such suspension. Any such change of rate, suspension or resumption of Salary Deferral Contributions must be made by the Participant in writing filed with the Committee at least 30 days prior to the effective date of the change, suspension or resumption. A Participant whose Salary Deferral Contributions are suspended during a period of leave of absence or who is reemployed following a termination of service may elect, upon his return to active employment with the Employer, to have the Employer resume Salary Deferral Contributions on his behalf to the Plan. Any such election shall be in writing filed with the Committee and shall specify the percentage of Salary Deferral Contributions to be deducted from his Compensation.
     (D) Crediting and Depositing Salary Deferral Contributions: The Salary Deferral Contributions to the Plan shall be paid by the Employer to the Trustee as promptly as practicable after they are deducted from the Participant's Compensation (but in any event not later than 30 days after the close of the Plan Year for which the contributions are deemed to be made) and shall be credited to the Participant's Salary Deferral Contribution Account as of the Accounting Date next following the date the contributions were deducted in accordance with Section 7.3 hereof. The Participant's Salary Deferral Contribution Account shall at all times be 100% vested and, except as provided in Section 8.10 hereof with respect to certain permissible in-service withdrawals, Section 14 with respect to Plan Loans and Section 11.4 with respect to termination or partial termination of the Plan, distribution of such account shall be made upon termination of his service in accordance with the provisions of Section 8 hereof.
     (E) Salary Deferral Contributions Subject to Nondiscrimination Requirements of 401(k) of the Code: For any given Plan Year the "average deferral percentage" (as defined herein) for all Eligible Employees who are Highly Compensated Employees for such Plan Year may not exceed the greater of:
            (a) One and one-quarter (1.25) times the "average deferral percentage" for all Eligible Employees who are Non-highly Compensated Employees for such Plan Year; or
            (b) Two (2.0) times the "average deferral percentage" for all Eligible Employees who are Non-highly Compensated Employees for such Plan Year, but not more than the sum of (i) 2% and (ii) the "average deferral percentage" for all Eligible Employees who are Non-highly Compensated Employees.

An individual "deferral percentage" is calculated for each Eligible Employee each Plan Year by dividing his Salary Deferral Contributions, if any, to the Plan during the Plan Year by his Compensation for the Plan for the Plan Year. Effective April 1, 1993, an Eligible Employee's Compensation for the purposes of calculating his deferral percentage will include only such Compensation earned after becoming a Participant in the Plan. The "average deferral percentage" for the Highly Compensated Employees and the "average deferral percentage" for the Non-highly Compensated Employees are then determined by adding up the individual deferral percentages for the applicable group and dividing by the number of Eligible Employees in such is Section 3.1(E), Eligible Employee includes any Employee eligible to elect to have Salary Deferral Contributions withheld from his compensation pursuant to Section 3.1(A) above, whether or not such election is exercised.
       If the Committee determines that a Participant's Salary Deferral Contributions under Section 3.1(A) hereof for any Plan Year would cause the Plan to fail to meet the nondiscrimination requirements of this subsection
(E) or 401(k) of the Code and the regulations thereunder, then the Committee shall take any or all of the following preventive measures as, in its sole discretion, it deems necessary to avoid such discrimination:

            (1) From time to time during such Plan Year, reduce (or suspend, if necessary) the rate of Salary Deferral Contributions for the remainder of the Plan Year of those Active Participants who are Highly Compensated Employees (such reduction first to apply to the highest rate on a uniform basis to all such Active Participants who are contributing the highest rate, and so on, in descending order from the highest rate); or
            (2) Distribute any Excess Deferrals (defined herein) plus any income allocable thereto, no later than the last day of the Plan Year immediately following the Plan Year in which such Excess Deferrals were made, to those Highly Compensated Employees to whose accounts Salary Deferral Contributions were allocated for such Plan Year in which the excess occurred, on the basis of their respective portions of the Excess Deferrals attributable to each of such Employees. Such distribution must be designated by the Employer as a distribution of Excess Deferrals and allocable income. "Excess Deferrals" shall mean, with respect to any Plan Year, the aggregate amount of Salary Deferral Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under this subsection (E), determined by reducing deferrals made on behalf of Highly Compensated Employees in order of the actual deferral percentages beginning with the highest of such percentages. ANY EMPLOYER CONTRIBUTIONS DETERMINED UNDER SECTION 4.1(B) BELOW MADE OR ALLOCATED ON ACCOUNT OF AN EXCESS DEFERRAL SHALL BE FORFEITED AND APPLIED TO REDUCE FUTURE EMPLOYER CONTRIBUTIONS UNDER SECTION 4.1(B); SUCH FORFEITURE SHALL BE EFFECTED PRIOR TO THE APPLICATION OF SECTION 4.1(D) BELOW. Excess Deferrals shall be treated as Annual Additions under Section 7.2 of the Plan; or
            (3) Take such other action as may be permissible under regulations published under 401(k) of the Code to avoid such discrimination.
       The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to carry out the above provisions of this section. In any event, the following special rules shall be applicable in administering the provisions of this subsection (E):
            (w) The deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions allocated to his account under two or more arrangements described in 401(k) of the Code that are maintained by the Employer, shall be determined as if such Contributions were made under a single arrangement.
            (x) If two or more plans which include arrangements described in Code 401(k) are aggregated for purposes of 401(a)(4) or 410(b), such arrangements shall be treated as one such arrangement.
            (y) For purposes of determining the deferral percentage of a Participant who is a 5% Owner (as defined in Code 416(i)(1)) or one of the ten most highly paid Highly Compensated Employees, the Salary Deferral Contributions and Compensation of such Participant shall include the Salary Deferral Contributions and Compensation of Family Members (as defined in Code 414(q)(6)(B)), and such Family Members shall be disregarded as separate Employees in determining the deferral percentage for such Participants. In the case of a Highly Compensated Employee whose deferral percentage is determined under this family aggregation rule, the determination and correction of Excess Deferrals shall be according to Regulation 1.401(k)-1(f)(5)(ii).
            (z) The income allocable to Excess Deferrals is equal to the sum of the allocable gain or loss (i) for the Plan Year and (ii) for the period between the end of the Plan Year and the date of distribution (the "gap period") and shall include unrealized appreciation in assets held in the Trust Fund. The income allocable to Excess Deferrals for the Plan Year shall be determined by multiplying the income allocable to the Participant's Salary Deferral Contributions for the Plan Year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's total account balance attributable to Salary Deferral Contributions on the last day of the preceding Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year. The income allocable to Excess Deferrals for the gap period shall be determined in accordance with the Safe Harbor Method referred to in the Treasury regulations under 401(k) of the Code.

3.2  ROLLOVER CONTRIBUTIONS
       (A) Type of Rollovers Permitted Under Plan: The Committee shall direct the Trustee to accept a Rollover Contribution from or on behalf of an Employee eligible to receive an "eligible rollover distribution" (within the meaning of 402(c)(4), 403(a)(4) and 408(d)(3) of the Code). The Rollover Contribution shall be accepted whether received from the Employee or transferred directly from another "eligible retirement plan" as defined in 402(c)(8) of the Code. The rollover of all or any part of an eligible rollover distribution shall be in accordance with the provisions of 402(c) of the Code, and other applicable laws and regulations, including Regulation 1-411(d)-4, Q&A-3(b)(1), and the Committee may require whatever evidence or information from the Employee as it may deem necessary to comply with said laws and regulations. However, the Committee shall not accept any part of an eligible rollover distribution which consists of assets which are other than (i) cash or equivalents or (ii) assets which are identical to those which Participants may direct the Trustee to purchase under the terms of the Plan, if applicable. An Employee need not be an Active Participant in order to make a Rollover Contribution and in the event that a Rollover Contribution is accepted on behalf of an Employee prior to the date that he becomes an Active Participant in the Plan, he shall be treated as a Participant as of the date of acceptance by the Committee of such Rollover Contribution, but his benefits under the Plan prior to the date he actually becomes an Active Participant in accordance with Section 2.2 hereof shall be limited to the balance credited to his Rollover Contribution Account. Any such Rollover Contribution Account maintained on behalf of a Participant prior to the date he actually becomes an Active Participant shall be included with the other Rollover Contribution Accounts for the purposes of Section 7.1 hereof.
       (B) Application to Committee: The Employee shall make application for the rollover in writing to the Committee on forms approved and designated by the Committee.
       (C) Acceptance by Committee: Contributions under Section 3.2(A) above so accepted as a rollover to the Plan shall be commingled with the assets of the Trust Fund and shall be managed according to the terms of the Trust Agreement; provided, however, that, unless the date of acceptance of the Rollover Contribution coincides with a Valuation Date, the Trustee may hold any such Rollover Contribution in a separate interest bearing account in the Trust Fund until the next following Valuation Date. Prior to the commingling of any such Rollover Contribution with the other assets of the Trust Fund, the Trustee, in its sole discretion, may hold the Rollover Contribution in cash separately in the Trust Fund without liability for interest for a limited period pending investment if it is deemed necessary or desirable.

       (D) Separate Account: The Committee shall establish and maintain (or cause to be maintained) a separate account, called the "Rollover Contribution Account," for each Employee for whom a Rollover Contribution is accepted, and the Participant shall be credited immediately with a fully (100%) vested interest in the amount represented by the Rollover Contribution so accepted. The Rollover Contribution Account will reflect the Participant's interest in the funds credited on his behalf under the Plan as a result of his Rollover Contribution.


                                 SECTION 4
                         EMPLOYER'S CONTRIBUTIONS

4.1  AMOUNT OF EMPLOYER'S CONTRIBUTIONS
       (A) Subject to the right reserved by the Employer to modify, amend or terminate the Plan, as provided in Sections 11.3 and 11.4 hereof, and subject to the limitations set forth in Section 4.1(D) below, each Employer (or, with respect to a group of Employers, if any, with respect to which the Plan represents a single plan who file a consolidated tax return, the group of such Employers) shall make a contribution (or combined contribution) each Plan Year to the Trustee in an amount determined in (B) below.
      (B) The Employer's Contributions for the Plan Year shall include a monthly "Regular Matching Contribution" which shall apply to those Active Participants in the Plan during the current Plan Year who made Salary Deferral Contributions to the Plan during such Plan Year. The amount of such contribution to any Participant shall be dependent upon the Participant's number of Years of Service (determined on the same basis used to determine eligibility), except that for Plan Years beginning April 1, 1991 and thereafter, a Participant's Years of Service for purposes of determining the amount of his Regular Matching Contribution shall not include his Years of Service prior to his incurring a Break in Service on or after April 1, 1991. For Participants with less than five (5) Years of Service, the Employer's Regular Matching Contribution shall be an amount equal to 50% of the Participant's Matched Salary Deferral Contributions made during the Plan Year. For Participants with five (5) or more Years or Service, the Employer's Regular Matching Contribution shall be an amount equal to 100% of the Participant's Matched Salary Deferral Contributions made during the Plan Year. In any event,however, any Participant whose Salary Deferral Contributions for any calendar year equal the dollar limitation set forth in Section 3.1(A) (initially $7,000) and who either
(i) is employed on December 31 of such calendar year or (ii) terminated employment during such calendar year due to death, disability or retirement shall receive a Regular Matching Contribution (determined in accordance with the matching percentages set forth in the preceding sentence based on Years of Service) based on 2% of the Participant's Compensation for such calendar year. Additionally, at the sole discretion of such Employer (or group of Employers), the Employer's Contributions for the Plan Year may include an annual "Additional Matching Contribution" which shall apply to those Active Participants in the Plan during the current Plan Year who made Salary Deferral Contributions to the Plan during the current Plan Year and who are entitled to share in the Employer's Contributions for the Plan Year as provided in Section 7.4 hereof, and shall be an amount which the Employer (or with respect to such a group of Employers, the board of directors of the parent corporation) authorizes and announces in writing before the due date for filing its Federal income tax return (including any extension thereof) for the applicable fiscal years; provided, however, that the Employer's Contributions on behalf of any Participant for any Plan Year may be reduced if required and to the extent necessary to lower his annual addition for the Limitation Year to such amount as is permissible under
Section 7.2 hereof; and provided further, however, that the Employer's Contributions for any Plan Year shall not exceed the maximum amount of contribution permitted by law as a tax deductible expense for the applicable fiscal year as provided in 404 of the Code, or any other applicable provisions of said Code.
       (C) The Regular Matching Contributions shall be paid by the Employer to the Trustee as promptly as practicable after the corresponding Matched Salary Deferral Contributions are paid to the Trustee pursuant to
Section 3.1 (D) above (but in any event not later than thirty (30) days after the close of the Plan Year for which the contributions are deemed to be made. Any Additional Matching Contribution made by the Employer for the Plan Year shall be deemed to have been made on the last Accounting Date of the Plan Year irrespective of when such contributions are actually turned over to the Trust Fund for such Plan Year.
       (D) Employer Matching Contributions Subject to Nondiscrimination Requirements of 401(m) of the Code. For any given Plan Year, the "average contribution percentage" (as defined herein) for all Eligible Employees who are Highly Compensated Employees for such Plan Year may not exceed the greater of:
            (a) One and one-quarter (1.25) times the "average contribution percentage" for all Eligible Employees who are Non-highly Compensated Employees for such Plan Year; or
            (b) Two (2.0) times the "average contribution percentage" for all eligible Employees who are Non-highly Compensated Employees for such Plan Year, but not more than the sum of (i) 2% and (ii) the "average contribution percentage" for all Eligible Employees who are Non-highly Compensated Employees.

An individual "contribution percentage" is calculated for each Eligible Employee each Plan Year by dividing the total of his Employer Contributions determined under Section 4.1(B) and allocated to him under Section 7.4, if any, during the Plan Year by his Compensation for the Plan Year. Effective April 1, 1993, an Eligible Employee's Compensation for purposes of calculating his contribution percentage will include only such Compensation earned after becoming a Participant in the Plan. The "average contribution percentage" for the Non-highly Compensated Employees are then determined by adding up the individual contribution percentages for the applicable group and dividing the number of Eligible Employees in such group. For purposes of this Section 4.1(D), Eligible Employee includes any Employee eligible to elect to have Salary Deferral Contributions withheld from his compensation pursuant to Section 3.1(A) above, whether or not such election is exercised.
       If the Committee determines that a Participant's Employer Contributions under Section 4.1(B) hereof for any Plan Year would cause the Plan to fail to meet the nondiscrimination requirements of this subsection
(D) or 401(m) of the Code and the regulations thereunder (including Regulation 1-401(m)-2(b)), then the Committee (subject to the order of priority specified below in subparagraph (2)) shall take any or all of the following preventive measures as, in its sole discretion, it deems necessary to avoid such discrimination:
            (1) From time to time reduce (or suspend, if necessary) the rate of discretionary Employer Contributions under Section 4.1(B) hereof for the remainder of the Plan Year of those Active Participants who are Highly Compensated Employees (such reduction first to apply to the highest rate on a uniform basis to all such Active Participants who are receiving the highest percentage of Employer Contributions under Section 4.1(B), and so on, in descending order from the highest percentage); or
            (2) Excess Contributions (as defined herein) plus any income allocable thereto, first shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the Plan Year immediately following the Plan Year in which such Excess Contributions were made, to those Highly Compensated Employees to whose accounts Employer Contributions were allocated for such Plan Year in which the excess occurred, on the basis of their respective portions of the Excess Contributions attributable to each of such Employees. Such distributions must be designated by the Employer as a distribution of Excess Contributions and allocable income. "Excess Contributions" shall mean, with respect to any Plan Year, the aggregate amount of Employer Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under this subsection (D), determined by reducing Employer Contributions made on behalf of Highly Compensated Employees in order of the actual contribution percentages beginning with the highest of such percentages. Excess Contributions shall be treated as Annual Additions under Section 7.2 of the Plan. The extent to which a Participant's Excess Contribution shall be forfeitable under this subparagraph (2) shall be determined by multiplying the total amount of such Excess Contribution by the Participant's non-vested percentage determined in accordance with Section 4.3 of the Plan. Forfeitures of Excess Contributions shall be applied to reduce future Employer Contributions under Section 4.1; or
             (3) Take such other action as may be permissible under regulations published under 401(m) of the Code to avoid such discrimination. The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to carry out the above provisions of this section. In any event, the following special rules shall be applicable in administering the provisions of this subsection (D):
            (a) The contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to participate in two or more plans that are maintained by the Employer to which employee contributions, matching contributions, or both, are made, shall be determined as if such contributions were made under a single plan.
            (b) In the event that the Plan satisfies the requirements of 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of 410(b) of the Code only if aggregated with this Plan, then this section shall be applied by determining the contribution percentages of Participants as if all such plans were a single plan.
            (c) For purposes of determining the contribution percentage of a Participant who is a 5% owner (as defined in Code 416(i)(1)) or one of the ten (10) most highly-paid Highly Compensated Employees, the Employer Matching Contributions and Compensation of such Participant shall include the Employer Matching Contributions and the Compensation of Family Members (as defined in Code 414(q)(6)(B)), and such Family Members shall be disregarded as separate Employees in determining the contribution percentage for such Participants. In the case of a Highly Compensated Employee whose contribution percentage is determined under this family aggregation rule, the determination andcorrection of Excess Contributions shall be according to Regulation 1-401(m)-1(e)(2)(iii).
            (d) The income allocable to Excess Contributions is equal to the sum of the allocable gains or loss (i) for the Plan Year and (ii) for the period between the end of the Plan Year and the date of distribution (the "gap period") and shall include unrealized appreciation in assets held in the Trust Fund. The income allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Participant's Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's total account balance attributable to Employer Contributions on the last day of the preceding Plan Year, reduced by gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year. The income allocable to Excess Contributions for the gap period shall be determined in accordance with the Safe Harbor Method referred to in the Treasury regulations under 401(m) of the Code.
            (e)  The determination of Excess Contributions under this
Section 4.1(D) shall be made only after first determining the amount, if any, of Excess Deferrals under Section 3.1(E) above.

4.2  LIMITATION ON USE OF "TWO TIMES" TEST.
     (A) Limitation Described. In no event may the sum of: (i) the average deferral percentages of Highly Compensated Employees, as determined under
Section 3.1(E), and (ii) the average contribution percentages of Highly Compensated Employees, as determined under Section 4.1(D), exceed the "Aggregate Limit".
     (B) Aggregate Limit Defined.  The "Aggregate Limit" is the greater of:
                 (1)  The sum of:
                      (a) 1.25 times the greater of: (i) the average deferral percentage of Employees who are Non-highly Compensated Employees as determined under Section 3.1(E), or (ii) the Average Contribution Percentage of Employees who are Non-highly Compensated Employees as determined under Section 4.1(D), plus
                      (b) Two percentage points plus the lesser of the amounts described in clause (1)(a)(i) and (1)(a)(ii) above, but not to exceed 200 percent of the lesser of the amounts described in clause
(1)(a)(i) and (1)(a)(ii) above; or
                 (2)  The sum of:
                      (a) 1.25 times the lesser of: (i) the average deferral percentage of Employees who are Non-highly Compensated Employees as determined under Section 3.1(E), or (ii) the Average Contribution Percentage of Employees who are Non-highly Compensated Employees as determined under Section 4.1(D), plus
                      (b) Two percentage points plus the greater of the amounts described in clause (2)(a)(i) and (2)(a)(ii) above, but not to exceed 200 percent of the greater of the amounts described in clause
(2)(a)(i) and (2)(a)(ii) above.

4.3  VESTING OF EMPLOYER CONTRIBUTION ACCOUNT
       Except as hereinafter provided, the amount credited to the Employer Contribution Account of each Participant shall become vested and nonforfeitable based upon his number of Years of Service (as defined above) in the percentage indicated as follows:
                 Years of Service         Percentage Vested
                 Less than 2 years              0%
                     2 years                   20%
                     3 years                   40%
                     4 years                   60%
                     5 years                   80%
                     6 years                  100%.

       Provided, however, that any amounts credited to the Employer Contribution Account of any Participant which is attributable to his employer contribution account transferred as a result of the merger of the Henry House, Inc. Employees Savings Plan with this Plan shall become vested and nonforfeitable based on his number of Years of Service (as defined above) in the percentage indicated as follows:
                 Years of Service         Percentage Vested
                 Less than 1 year               0%
                     1 year                    20%
                     2 years                   40%
                     3 years                   60%
                     4 years                   80%
                     5 years                  100%.

      If any Participant previously shall have made a withdrawal from his Employer Contribution Account in accordance with Section 8.9, his current vested interest in his Employer Contribution Account shall be equal to:
            (a)   The current value of his Employer Contribution Account,
plus
            (b) The sum of any amounts previously withdrawn by or distributed to the Participant from his Employer Contribution Account, multiplied by
            (c) The percentage then applicable to the    Participant in
accordance with the schedule of percentages stated in this Section 4.2 minus
            (d) The sum of all amounts previously withdrawn by or distributed to the Participant from his Employer Contribution Account.

4.4  VESTING ON DEATH, DISABILITY OR NORMAL RETIREMENT
       Upon a Participant's death, severance of employment due to Total and Permanent Disability (defined above), or attainment of his Normal
Retirement Date (as defined in Section 8.3 below), the full amount of his Employer Contribution Account shall become vested and nonforfeitable.

4.5 VESTING IF PLAN TERMINATED OR EMPLOYER CONTRIBUTIONS DISCONTINUED Notwithstanding any other provisions of this Section 4, if the Plan is terminated or Employer contributions to the Trust Fund are permanently discontinued, the full amount of each Participant's Employer Contribution Account shall become fully vested and nonforfeitable. If the Plan is partially terminated, then the accounts of those Participants as to whom partial termination occurred shall be fully vested and nonforfeitable.

4.6  EFFECT OF BREAK IN SERVICE ON VESTING
       A former Participant who had a nonforfeitable right to all or a portion of his Employer Contribution Account at the time of a Break in Service shall receive credit for all Years of Service prior to his Break in Service upon completing a Year of Service after such break. A former Participant who did not have a nonforfeitable right to any portion of his Employer Contribution Account at the time of a Break in Service shall receive credit for all Years of Service before such break if (i) he completes a Year of Service after such break, and (ii) the number of consecutive one-year Breaks in Service is less than the greater of five (5) years or the aggregate number of the Participant's Years of Service before such break. All Years of Service occurring after five (5) consecutive one-year Breaks in Service shall be disregarded for purposes of determining the Participant's vested percentage in contributions that occurred before such five-year break. Separate accounts shall be maintained for the pre-break and post-break contributions.

4.7  DISPOSITION OF FORFEITED AMOUNTS
       If a Participant incurs five consecutive one-year Breaks in Service or if a Participant receives a Cash-Out Distribution pursuant to Section 8.6, then, in either event that part, if any, of his Employer Contribution Account which is not vested in accordance with the foregoing provisions of
Section 4.3 shall be forfeited and shall be used to offset future Employer Contributions under the Plan. Any former Participant receiving a Cash-Out Distribution as defined in Section 8.6 who returns to the employ of the Employer prior to incurring five consecutive one-year Breaks in Service and repays the amount of his previous distribution pursuant to Section 8.6 shall have restored to his Employer Contribution Account any amount previously forfeited. Such forfeiture shall be restored first from any forfeitures during the Plan Year of his return to employment and next from the Employer Contribution next occurring after his return. Disposition of forfeitures pursuant to this Section 4.7 shall occur only after application of the forfeiture provisions of Section 4.1(D)(2) above (regarding forfeitures of Excess Contributions as defined therein).

4.8  CHANGE IN VESTING SCHEDULE
       As to each Employee who had no less than 3 Years of Service on the date any Plan amendment which directly or indirectly changes the vesting schedule becomes effective, such Employee may elect to have his vesting percentage computed without regard to such amendment. Such election will be irrevocable and must be made in writing to Employer not later than the latest of the following dates:
            (1)  60 days after the amendment is adopted;
            (2)  60 days after the effective date of the amendment;
            (3) 60 days after the date the Employee is given written notice of the amendment by the Employer.


                              SECTION 5
                    INVESTMENT OF CONTRIBUTIONS

5.1  INVESTMENT FUNDS
       Initially the Trust Fund will consist of only one "Investment Fund" which shall be designated as the "fixed rate fund". The fixed rate fund shall consist of assets that reasonably can be expected to have a fixed rate of return or that have a guaranteed rate of return with a low risk of loss of principal. At a future date to be determined by the Committee (the "fund separation date"), the Trust Fund may be separated into as many as four "Investment Funds" for the investment of the contributions made hereunder. Such separate funds shall include the aforementioned fixed rate fund and one or more of the following: (i) an equity fund, consisting of investments primarily in common and preferred stocks and convertible securities (excluding Employer securities), (ii) a balanced fund, consisting of investments in bonds, stocks and money market instruments and
(iii) an Employer stock fund consisting entirely of Class A common stock of Tyson Foods, Inc. The value of the assets held in the Trust Fund in each of the Investment Funds as of each Valuation Date shall be determined on the basis of the fair market value of the assets of such fund as of such date as appraised by the Trustee. After the fund separation date, each of the Investment Funds shall be segregated from and completely independent of the other Investment Funds and the accounting procedures described in
Section 7.1 hereof shall apply separately with respect to each such fund.

5.2  DESIGNATION BY PARTICIPANT OF INVESTMENT FUNDS
       (A) If applicable, each Participant in the Plan shall elect (separately with respect to each applicable type of contribution) as of his date of initial participation in the Plan or as of the fund separation date, if later, to have his future Salary Deferral Contributions and the Employer's Contributions, if any, which are allocated on his behalf to the Plan invested among the Investment Funds in any multiples of 10% or such other multiples as the Committee may establish and announce in writing to the Participants. A Participant who makes a Rollover Contribution to the Plan shall make a separate election with respect to the Investment Fund or Funds for investment of his Rollover Contribution.
       (B)  In the event that a Participant fails to make an election under
(A) above with respect to one or more applicable type of contribution, he shall be deemed to have elected 100% of the fixed rate fund Investment Fund with respect to each such type of contribution for which no election was made.

5.3  CHANGE OF INVESTMENT DESIGNATION
       A Participant may change his designation of the manner of investment with respect to future Salary Deferral Contributions and the Employer's Contributions which are allocated on his behalf to any other manner permitted under Section 5.2(A) above as of any Valuation Date by filing a written application for the change (on a form provided by the Committee for this purpose) at least 30 days prior to such date.

  5.4  TRANSFERS AMONG INVESTMENT FUNDS
       A Participant may direct funds credited to any of his Investment Fund subaccounts in his Salary Deferral Contribution Account, Employer Contribution Account and, if applicable, his Rollover Contribution Account, which are held on his behalf in the applicable Investment Fund transferred, in multiples of 10% or such other multiples as the Committee may establish and announce in writing to the Participants, and credited to one of the other Investment Fund subaccounts in such account as of the day following any Valuation Date by filing a written application directing the transfer (on a form provided by the Committee for this purpose) at least 30 days prior to such date.

5.5  SPECIAL ONE TIME ELECTION
       Notwithstanding anything stated to the contrary in this Section 5, Participants in this Plan who previously were participants in the Victor F. Weaver, Inc. Retirement/Savings Plan (the "Weaver Plan") and who had elected to invest part or all of their accounts thereunder in the equity fund and/or the balanced fund available under the Weaver Plan shall be entitled to make a one time election to direct that such funds invested in the Weaver equity fund and/or Weaver balanced fund be credited, in any increments of 10%, to either the Tyson fixed rate fund, the Weaver equity fund or the Weaver balanced fund. After September 1, 1991, to the extent such funds are invested in the Weaver equity fund and/or the Weaver balanced fund, such Participant shall not be entitled to direct any transfers of amounts of such funds between such funds; provided, however, that after September 1, 1991 such Participant nevertheless will be entitled, pursuant to the provisions set forth in Section 5.4, to direct that all of his funds invested in either the Weaver equity fund and/or the Weaver balanced fund shall be transferred to the Tyson fixed rate fund. Once funds from the Weaver equity fund and/or Weaver balanced fund are transferred to the Tyson fixed rate fund, those funds may not again be transferred back to either of the Weaver funds. Similarly, Participants who previously were participants in the Henry House, Inc. Employees Savings Plan (the "Henry House Plan") and who had elected to invest part or all of their accounts thereunder in the variable account available under the Henry House plan shall be entitled to make a one time election to direct that such funds invested in the Henry House variable account be credited, in any increments of 10%, to either the Henry House variable account or the Tyson fixed rate fund. Provided, however, that after February 1, 1992 such Participant shall be entitled, pursuant to the provisions set forth above in Section 5.4, to direct that all of his funds invested in the Henry House variable account shall be transferred to the Tyson fixed rate fund. Once funds from the Henry House variable account are transferred to the Tyson fixed rate fund, those funds may not again be transferred back to the Henry House variable account.


                             SECTION 6
                        INDIVIDUAL ACCOUNTS

6.1  ESTABLISHING AND MAINTAINING PARTICIPANT'S ACCOUNTS
       (A) The Committee shall cause to be established and maintained for each Participant until his Initial Distribution Date, or until such later date as of which distribution of the value in such accounts is made, with respect to each Employer (or group of Employers with respect to which the Plan represents a single plan) by which the Participant is or has been employed, two separate accounts, called the "Salary Deferral Contribution Account," and the "Employer Contribution Account," respectively. The Participant's Salary Deferral Contribution Account will reflect his interest in the funds credited on his behalf under the Plan as a result of the Salary Deferral Contributions made on his behalf under this Plan or any of the Merged Plans plus, if applicable, any Employer contributions which the Employer may have elected to treat as Salary Deferral Contributions. The Participant's Employer Contribution Account will reflect his interest in the funds, if any, credited on his behalf under the Plan as a result of the Employer's Contributions on his behalf under this Plan or any of the Merged Plans. In addition, the Participant's Salary Deferral Contribution Account and Employer Contribution Account shall consist of such subaccounts as are required to reflect his interest in the various Investment Funds in accordance with his directions as specified in Section 5 hereof or to reflect faster vesting requirements attributable to any employer contribution accounts from any of the Merged Plans or any other variances in the source or treatment of accounts from any of the Merged Plans.
       (B) In addition to the separate accounts described in Section 6.1(A) above, the Committee shall cause to be established and maintained for each applicable Participant until his Initial Distribution date or until such later date as of which distribution of the value in such account is made: (1) the Rollover Contribution Account described in
Section 3.2 hereof which may include rollover accounts from any of the Merged Plans and (2) separate After-Tax Contribution Accounts for any after-tax contribution accounts from any of the Merged Plans. The additional Accounts created pursuant to this Section 6.1(B) at all times shall be 100% vested and shall consist of such subaccounts as are required to reflect his interest in the various Investment Funds in accordance with his directions as specified in Section 5 hereof.
       (C) Each such account and subaccount maintained on behalf of each Participant shall be credited or debited to the extent required by the provisions of the Plan. All entries on such individual accounts shall be conclusive and binding upon all parties unless patently erroneous. Monies derived from these accounts shall be held, administered, invested and disbursed in accordance with the Plan and Trust Agreement.


                              SECTION 7
                             ACCOUNTING

7.1  VALUATION OF ACCOUNTS
       (A) As of each Valuation Date and as of such other interim date or dates as may be established by the Committee, in its sole discretion, for making the adjustments to the accounts, the sum of the balances credited to each of the Investments Fund subaccounts in the accounts of all Participants, [that is, the sum of such subaccounts in (1) the Salary Deferral Contribution Accounts, (2) the Employer Contribution Accounts, (3) the After-Tax Contribution Accounts, after debiting such subaccounts with the amounts of any distributions or withdrawals with regard to such subaccounts since the last preceding Valuation Date and after crediting the amounts of the Participants' Salary Deferral Contributions and Regular Matching Contributions since the preceding Valuation Date but prior to crediting the Employer's Additional Matching Contributions, if any, under
Section 7.4 hereof on such Valuation Date and (4) the Rollover Contribution Accounts, after debiting such subaccounts in the Rollover Contribution Accounts with the amounts of any distributions or withdrawals with regard to such subaccounts since the last preceding Valuation Date, but excluding any Rollover Contribution Accounts that were established after the last preceding Valuation Date] shall be compared with the then value of the applicable Investment Fund as reported by the Trustee to the Committee, after debiting all distributions and withdrawals paid out of such Investment Fund since the last preceding Valuation Date, excluding from such value any amount which represents the Employer's Additional Matching Contributions since the last preceding Plan Year. On the basis of such comparison, the sum of the balances credited to such of the Participants' Investment Fund subaccounts will be adjusted to equal the value of the applicable Investment Funds in the manner described in Section 7.1(B) below.
      (B) The difference between (1) the value of the applicable Investment Fund [after adjustment of the Investment Fund as described in
Section 7.1(A)] and (2) the sum of the balances credited to such of the Participants' Investment Fund subaccounts [after adjustments have been made to such subaccounts pursuant to Section 7.1(A)], will be apportioned to the Participants' Investment Fund subaccounts in proportion to the balances credited to the respective Investment Fund subaccounts (as modified below) before such apportionment. On the basis of the comparison described in
Section 7.1(A) above, the sum of such balances credited to the subaccounts will be further adjusted to equal the value of the applicable Investment Fund by apportioning to such of the Participants' subaccounts the difference between the sum of such balances credited to the subaccounts and such value of the applicable Investment Fund, in proportion to the balances credited to the respective subaccounts before such apportionment; provided, however, that for purposes of such apportionment, Participants' subaccounts shall be determined as set forth in Section 7.1(A) above, except for the following modifications:
            (i) only one-half of a Participant's Salary Deferral Contributions and corresponding Regular Matching Contributions shall be included; and
            (ii) if the Trustee has elected to commingle a Participant's Rollover Contribution with the assets of the Trust Fund pursuant to Section

3.2(c) since the preceding Valuation Date, then the Participant's Rollover Contribution Account only shall be credited with that fraction of the Rollover Contribution equal to the number of complete months from the date the Trust received such Rollover Contribution to the current Valuation Date over the number of complete months since the preceding Valuation Date.

The amounts of such differences which are so apportioned to each Participant shall be credited or debited, as the case may be, to the subaccounts of such Participants before such apportionment to determine the adjustment to the individual subaccounts of each Participant and the subaccounts so adjusted, increased by the additional amount, if any, credited in accordance with the provisions of Section 7.4 hereof, shall be the balances credited to such subaccounts of the Participants until the next following Valuation Date or until being adjusted for any debits or credits pursuant to Sections 7 and 8 hereof.
       (C) Notwithstanding the language of Section 7.1(A), the value of a Participant's fixed rate fund subaccounts which are invested in a group annuity fund shall be determined in accordance with the group annuity contract or contracts on each Valuation Date.
       (D) The value of each Investment Fund as of each Valuation Date will be determined on the basis of the fair market value of the assets of such Investment Fund as appraised by the Trustee.
       (E) For purposes of this Section 7.1, the term "Investment Fund" shall include, where applicable, the Weaver Plan equity and balanced funds and the Henry House variable account referred to in Section 5.5 above.

7.2  MAXIMUM ANNUAL ADDITION ON BEHALF OF ANY PARTICIPANT DURING
      ANY LIMITATION YEAR
       (A) The term "annual addition" as used herein means the sum for any Limitation Year of:
            (1) The amount of the Participant's Salary Deferral Contributions for the Limitation Year and the Employer's contributions, if any, allocated on his behalf for the Limitation Year under Section 7.4 below;
            (2) Any salary deferral contributions, employer contributions and forfeitures allocated on his behalf under all other Defined Contribution Plans of the Controlled Group Members; and
            (3) Any "after-tax" participant contributions by the Participant for such Limitation Year under the Plan and all other Defined Contributions Plans of the Controlled Group Members.
       (B) Any provisions herein to the contrary notwithstanding, in no event shall the annual addition of a Participant during any Limitation Year exceed the maximum limitation for Defined Contribution Plans as specified in 415(c) of the Code. In determining the maximum annual addition that may be allocated on behalf of any Participant during any Limitation Year, all Defined Contribution Plans, whether or not terminated, of all Controlled Members are to be treated as one Defined Contribution Plan. The proportion of the maximum annual addition applicable to all such Defined Contribution Plans of such Controlled Group Members during any Limitation Year shall be determined on a pro rata basis depending upon the amount of the annual addition that would have otherwise been allocated on his behalf under each such Defined Contribution Plan during such Limitation Year if the restriction of this Section 7.2 did not apply. The term "IRC 415 Compensation" shall have the meaning assigned in 415 of the Code and regulations issued with respect thereto. Such compensation shall include
(i) earned income (including earned income from sources outside the United States, as defined in 911(b) of said Code, whether or not excludable from gross income under 911 or deductible under 913 of said Code), wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), (ii) amounts described in 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Participant, (iii) amounts described in 105(d) of the Code, whether or not these amounts are excludable from the gross income of the Participant under that section of said Code, (iv) amounts paid or reimbursed by the employer for moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under 217 of the Code, (v) the value of a nonqualified stock option granted to the Participant by the employer, but only to the extent that the value of the stock option is includable in the gross income of the Participant for the taxable year in which granted, (vi) the amount includable in the gross income of the Participant upon making the election described in 83(b) of the Code and (vii) any amounts received by the Participant pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Participant. Such compensation shall exclude (i) contributions by the employer to a plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed, (ii) contributions by the employer under a simplified employee pension plan to the extent such contributions are deductible by the Participant, (iii) any distribution from a plan of deferred compensation that is qualified pursuant to 401(a) of the Code, (iv) amounts realized from the exercise of a nonqualified stock option, (v) amounts realized when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (vi) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, (vii) other amounts which received special tax benefits and (viii) contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Participant). Notwithstanding the foregoing, the annual Compensation of each Participant under this Section 7.2 shall not exceed $200,000 or such other amount as may be specified by the Secretary of the Treasury pursuant to his duties under 401(a)(17) of the Code.
       (1)  Maximum Annual Addition Due to Restrictions of 415(c) of the
Code: The total annual addition (the total applicable to all such Defined Contribution Plans of the Controlled Group Members) which may be allocated on behalf of a Participant during any Limitation Year shall not exceed an amount equal to the lesser of:
           (a) $30,000 or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in 415(b)(1)(A) of the Code as in effect as of the last day of such Limitation Year; or
            (b) An amount equal to 25% of the IRC 415 Compensation which the Participant received from the Controlled Group Members during such Limitation Year.
       (C) The above limitations are intended to comply with the provisions of 415 of the Code so that the maximum benefits provided by plans of the Controlled Group Members shall be exactly equal to the maximum amounts allowed under 415 of the Code and the regulations issued thereunder which are hereby incorporated by reference. If there is any discrepancy between the provisions of this Section 7.2 and the provisions of 415 of the

Code and the regulations issued thereunder, such discrepancy shall be resolved so as to give full effect to the provisions of 415 of said Code.
       (D) Defined Benefit and Defined Contribution Plans. Where the Participant is or was also a Participant in one or more defined benefit plans of the Employer, the sum of such Participant's defined benefit plan fraction and defined contribution plan fraction, as determined pursuant to Code 415(e) (as modified by 416(h) of the Code to the extent applicable), for any Plan Year may not exceed one (1). The Employer may, in calculating the defined contribution plan fraction, elect to apply the transitional rule provided in 415(e)(6) of the Code. In the event that the sum of Participant's defined contribution plan and defined benefit plan fractions would otherwise exceed one (1) for any Plan Year, then the Annual Addition which would otherwise be made under all applicable defined contribution plans for such Participant shall be adjusted pursuant to Section 7.2(E) to the extent necessary, so that the sum of such fraction does not exceed one
(1). If, after all such adjustments, the sum of the fractions would still exceed one (1), then the benefit which would otherwise be accrued with respect to such Participant under any applicable defined benefit plan shall be considered not to have been accrued and will be limited to the extent necessary so that the sum does not exceed one (1).
       (E) In the event that the Participant's annual addition under the Defined Contribution Plans for any Limitation Year is restricted as a result of the above provisions of this section, that portion or all of the annual addition allocable to the Participant under the Plan for such Limitation Year which is required to reduce the amount of the annual addition to the amount permitted under Section 7.2(B) above shall be eliminated by holding unallocated in a special account, called the "Unallocated Limitation Account" to the extent necessary, that portion or all of the Participant's allocable share of the Employer's Contributions for the Plan Year, for subsequent allocation with the Employer's Contributions for the next succeeding Plan year (or, if necessary, Plan Years). The Unallocated Limitation Account shall not be adjusted for gains or losses as of any Accounting Date. Provided, however, that the provisions of this subparagraph (E) shall apply only to the extent such annual addition has not been reduced to the amount permitted under Section 7.2(B) above by first applying any similar provisions for reducing such excess annual additions under any other Defined Contribution Plans of the Controlled Group Members in which the Participant also is an active participant.

7.3  CREDITING OF SALARY DEFERRAL CONTRIBUTIONS
       The Salary Deferral Contributions made on behalf of each Participant shall be credited to his applicable Investment Fund subaccounts in his Salary Deferral Contribution Account as soon as practicable after they are deducted from his Compensation and turned over to the Trustee, but in no event later than the next following Accounting Date.

7.4  ALLOCATION AND CREDITING OF EMPLOYER'S CONTRIBUTIONS
       (A) The Regular Matching Contributions made on behalf of each Participant shall be credited to his applicable Investment Fund sub-accounts in his Employer Contribution Account as soon as practicable after his corresponding Matched Salary Deferral Contributions are paid to the Trustee pursuant to Section 7.3 above, but in no event later than the next following Accounting Date. As of the last Accounting Date of each Plan Year, after making the debits or credits to the Participants' accounts required by Section 7.1 above, the sum of the Employer's Additional Matching Contribution," if any, (as defined in Section 4.1(B) hereof) for the current Plan Year shall, subject to the maximum limitations on contributions described in Section 7.2 and the limitations of Section 4.1(D) above, be allocated and credited to the Employer Contribution Accounts of those Active Participants in the Plan at any time during the current Plan Year who are entitled to share in the allocation in accordance with Section 7.4(B) below, in the proportion which the Matched Salary Deferral Contributions made on behalf of such Participant during the current Plan Year bears to the aggregate of such Matched Salary Deferral Contributions made during the current Plan Year on behalf of all such Participants who are sharing in the allocation of the Employer's Contributions for such Plan Year.
       (B) Those Active Participants in the Plan at any time during the current Plan Year who either (1) are in the active service of the Employer on the last Accounting Date of the Plan Year (i.e., whose service has not terminated prior to the last business day of the Plan Year just ended) or
(2) are not in active service because of termination of service during the current Plan Year due to death or Total and Permanent Disability, shall be entitled to share in the Employer's Additional Matching Contributions, if any, for such Plan Year.

7.5  EFFECTIVE DATE OF ENTRIES
       Each adjustment provided for by Sections 7.1 to 7.4, inclusive, shall be considered as having been made on the dates specified in such sections, regardless of the dates of actual entries or receipt by the Trustee of contributions for such year.


                             SECTION 8
                           DISTRIBUTIONS

8.1  INITIAL DISTRIBUTION DATE
       The Initial Distribution Date of a Participant shall be the earlier of:
       (a)  The date of termination of his employment; or
       (b)  The end of his Plan Year in which he attains age 70 1/2.

8.2  ESTABLISHMENT OF DISTRIBUTION ACCOUNT
       On a Participant's Initial Distribution Date, the Trustee shall determine the amount of each separate account of the Participant to which such Participant may be entitled on such date in accordance with the vesting provisions of Section 4, and shall credit such amount or amounts to a new account for the former Participant to be called the "Distribution Account." The balance of the Participant's Employer Contribution Account (representing his forfeitable amount) shall continue to be held therein, until forfeited in accordance with Section 4.7. The net credit balance in each Distribution Account shall be subject on each Accounting Date to the adjustments specified in Section 7.1.

8.3  DATE OF DISTRIBUTION.
       (A) Less than $3,500. Disbursement of a Participant's Distribution Account shall be made in one cash lump sum without his consent within sixty
(60) days of the Valuation Date coincident with or immediately following his termination of employment if the vested amount of such account does not exceed $3,500.
       (B) Greater than $3,500. If the vested amount of a Participant's Distribution Account exceeds $3,500 upon termination of employment, disbursement of the Distribution 2Account shall be made, or begun if in periodic payments, subject to the provisions of Section 8.11 below, if applicable, as follows:
            (1)  With the written consent of the Participant, within  sixty
(60) days of the Valuation Date coincident with or immediately following the date such consent is received by Employer; or
            (2) If the Participant does not consent to a distribution under (1) above, within sixty (60) days of the Valuation Date coincident with or immediately following the date:
                 (a)  the Participant dies;
                 (b) the Participant incurs a Total and Permanent Disability (as defined in Section 1.1(A)(31));
                 (c) the Participant reaches age 55, has at least ten (10) Years of Service with Employer and elects to begin receiving distributions on or after such date; or
                      (d) the Participant reaches his Normal Retirement Date or Age (as defined below).

     Provided, however, that such Participant thereafter may elect to withdraw as of any Accounting Date, all of his Salary Deferral Contribution Account by filing a written application with the Committee at least 30 days prior to the date the withdrawal is to be made.
     For purposes of the Plan, "Normal Retirement Date" or "Normal Retirement Age" shall mean a Participant's 65th birthday. Notwithstanding the foregoing, the disbursement of the Distribution Account shall in any event be made or begun by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

8.4  METHODS OF DISTRIBUTION
       (A) Except as may be required under Section 8.4(B) and under Sections 8.3(A), 8.10 and 8.11, all distributions made to a Participant or his beneficiaries shall be made by the Trustee in one of the three following methods:
            (1)  Lump Sum.  By payment in a lump sum.

            (2) Installments. By payment in equal installments over a period certain which does not extend beyond the lesser of twenty (20) years or the life expectancy of the Participant or the joint life expectancies of such Participant and the Participant's beneficiary determined as of the date that payment of benefits commences, subject to the following requirements:
                      (a) Fifty Percent (50%) Present Value Test. The present value of payments to be made to the Participant must be more than fifty percent (50%) of the present value of the total payments to be made to the Participant and the Participant's beneficiaries, all as determined as of the later of such Participant's normal retirement date or the Participant's termination of employment; and
                      (b) Equal Installments. Payments must be in the form of annual or more frequent installments provided the present value of all such periodic payments payable to the Participant or his or her beneficiary must be equal to the immediate lump sum otherwise distributable to the Participant had a lump sum settlement been made.
            (3) Combination. By a combination of (1) and (2). The method of distribution to the Participant or his beneficiaries shall be implemented by the Committee, in accordance with the directions of the Participant in effect at the time the Participant's employment is terminated.

       (B) Notwithstanding subsection (A) above, all distributions of any amounts from a Participant's After-Tax Contribution Account and Employer Contribution Account attributable to such accounts transferred from the merged Tyson Thrift Plan shall be subject to the following additional provisions:
       (1) Annuity Option. Such Participant who retires and begins to receive payments under the Plan shall have, in addition to the distribution options available under Section 8.4(A) above, the right to elect to receive payment from such account in the form of a life annuity (or, if married, in the form of a Qualified Joint and Survivor Annuity). The Participant (and, if married, with the consent of his spouse) also may elect during the election period (which shall be the 90-day period ending on the Annuity Starting Date) to receive payments from such account in the form of a straight life annuity or a straight life annuity with a ten-year guarantee. Any election shall be in writing and may be changed at any time.
       (2) Preretirement Survivor Annuity. If a Participant who is married dies before the date upon which his retirement benefits were to commence, such Participant's surviving spouse shall have, in addition to the distribution options available under Section 8.4(A) above, the right to
elect to receive payment from such account in the form of a   Preretirement
Survivor Annuity. The spouse also may elect during the election period, which shall begin on the first day of the Plan Year in which the Participant attains age 35 (or for a Participant who is separated from service the date of such separation with respect to benefits accrued before separation) and end, on the date benefits commence, to receive payments from such account in the form of a straight life annuity or a straight life annuity with a ten-year guarantee. Any election shall be in writing and may be changed at any time. The surviving spouse may elect to have such annuity distributed immediately or at a later date not later than the date the Participant would have attained the Normal Retirement Date.

     For purposes of this Section 8.4(B) and elsewhere in this Plan, the following terms shall have the following meanings:
            (1) "Annuity Starting Date" means the first day of the month following the date the Insurer receives from the Plan Administrator such written notice of a distribution as shall be required by the Insurer, or, if later, the first day of the month specified by Participant or Beneficiary for the commencement of benefit payment(s) in accordance with
Section 8 hereof.
            (2) "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a Survivor Annuity for the life of his/her spouse which is one-half of the amount of the annuity payable during the joint lives of the Participant and his/her spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant.
            (3) "Preretirement Survivor Annuity" means an annuity for the life of the surviving spouse of a deceased Participant that has an actuarial present value that is equal to 100% of the balance in the Participant's account as of the date of the Participant's death.
       (C) Notwithstanding any other Plan provision to the contrary, all Plan distributions shall comply with the requirements of 401(a)(9) of the Code and the regulations thereunder, including 1.401(a)(9)-2.

8.5  DEFERRED RETIREMENT
       If such Participant elects to continue in the employment of the Employer beyond his Normal Retirement Date, he shall continue to be treated in all respects as a Participant under the Plan until his actual retirement.

8.6  CASH-OUT DISTRIBUTIONS
       If a Participant terminates service with the Employer and receives an immediate distribution of the vested portion of his accounts under the Plan pursuant to Section 8.3 (a "Cash-Out Distribution"), the nonvested portion of the Participant's accounts under the Plan immediately will be forfeited and applied in accordance with Section 4.7. If a Participant separates from service and does not have a vested benefit, the Participant shall be treated for purposes of this Plan as receiving a cashout of such zero vested benefit immediately and his accounts under the Plan immediately will be forfeited and applied in accordance with Section 4.7. If the Participant resumes or continues employment covered under the Plan and repays during the employment with the Employer the amount distributed pursuant to this Section within the time limit stated below, then the Trustee shall credit to his accounts under the Plan the amount standing to his credit in each account immediately prior to the distribution, unadjusted by any subsequent gains or losses of the Trust Fund. Such repayment must occur before the Participant incurs five (5) consecutive one-year Breaks in Service.

8.7  PAYMENT OF BENEFITS UPON DEATH OF PARTICIPANT
       Upon the death of a Participant the portion of the Participant's account balance, if any, not yet paid to the Participant shall be paid to the Participant's surviving spouse; provided, however, that if the Participant is not survived by a spouse or if such spouse consents to an election out of such payment as set forth in paragraph 8.8, such benefits shall be paid to the Participant's designated beneficiary.

8.8  SPOUSAL CONSENT
       Any election by a Participant to pay benefits upon the Participant's Death to a beneficiary other than the Participant's spouse under paragraph
8.7 above shall not be effective unless (i) the spouse of the Participant consents in writing to such election and the spouse's consent acknowledges the effect of such election and is witnessed by the Employer or a notary public, or (ii) it is established to the satisfaction of the Employer that the consent required from the spouse may not be obtained because there is no spouse, because a spouse cannot be located or because of such other circumstances as may be established by the Secretary of Treasury under prescribed regulations.

8.9  DEATH BEFORE COMMENCEMENT OF BENEFITS
       If a Participant dies before the distribution of his interest has commenced, the Participant's entire interest shall be distributed within five (5) years after his death to his designated beneficiary; provided, however, that such benefits may be paid to the designated beneficiary over the life of the beneficiary or over a period not exceeding the life expectancy of the beneficiary if such benefits commence within one year of the Participant's death. If distributions have commenced prior to the Participant's death, the remaining portion of the Participant's account shall be distributed to such Participant's beneficiary at least as rapidly as under the method of distribution being used at the time of the Participant's death. Notwithstanding the foregoing, if the Participant's designated beneficiary is his or her spouse, such payments need not begin earlier than the date on which the Participant would have attained age 70 1/2 years. If the spouse dies before distribution to such spouse begins, this section shall be applied as if the surviving spouse was the Participant.

8.10 WITHDRAWALS WHILE STILL EMPLOYED
       A Participant may, while still employed by the Employer, make a withdrawal of all or any part of those accounts described below, subject to the following restrictions:
            (1) Withdrawals may be made only as of an Accounting Date after all adjustments have been made to the accounts as described in
Section 7.1 hereof.
            (2) All withdrawals are subject to the Participant having filed a written application with the Committee at least 30 days prior to the date on which the withdrawal is to be made.
            (3) All withdrawals shall be in the form of a lump-sum cash payment and the amounts withdrawn shall be debited from the Participant's accounts as of the date the payment is made.
            (4) Except as provided below, a Participant may withdraw all or any portion of (i) his Salary Deferral Contribution Account, (ii) the vested portion of that part, if any, of his Employer Contribution Account from the Company's former Thrift Plan and (iii) that part of his Rollover Account from the Company's former Thrift Plan, only in the event that he furnishes satisfactory evidence to the Committee that the withdrawal is on account of "hardship". For this purpose, a distribution shall be on account of hardship only if it both (i) is made on account of an immediate and heavy financial need of the Participant and (ii) is necessary to satisfy such financial need. For the determination of hardship, the Committee shall adhere to the following rules:
                      (a) A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:
                                     (i)  Medical expenses described in
213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in 152 of the Code) or necessary for such persons to obtain medical care described in 213(d) of the Code;
                                     (ii) Purchase (excluding mortgage
payments) of a principal residence for the Participant;
                                     (iii)     Payment of tuition and
related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents; or
                                     (iv) The need to prevent the eviction
of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.
                      (b) A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:
                                     (i)  The distribution is not in excess
of the amount of the immediate and heavy financial need of the Participant which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
                                     (ii) The Participant has obtained all
distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer;
                                     (iii)     The Participant's Salary
Deferral Contributions under Section 3.1 of the Plan shall be suspended for twelve (12) months after the Participant's receipt of the hardship distribution; and
                                     (iv) The Participant's maximum annual
deferral determined under 402(g) of the Code and Section 3.1(A) of the Plan for the Participant's calendar year immediately following the taxable year of the hardship distribution shall be reduced by the amount of such Participant's Salary Deferral Contributions for the taxable year of the hardship distribution.
     Provided, however, that the provisions of (b)(ii) - (iv) shall not apply if the Participant's withdrawal under this Section 8.10(4) does not include any portion of his Salary Deferral Contribution Account. Notwithstanding the above language of this paragraph (4) of this Section 8.10, the following additional rules shall apply regarding the ability to make hardship withdrawals from a Participant's Salary Deferral Contribution
Account:
            (a) income allocable to a Participant's Salary Deferral Contribution Account but credited after December 31, 1988 may not be withdrawn;
            (b) a Participant may not withdraw any non-elective Employer contributions which were credited to a Participant's Salary Deferral Contribution Account after December 31, 1988 because they were treated as Salary Deferral Contributions for purposes of Section 3.1(E) of the Plan; and
            (c) effective April 1, 1993, no income, regardless of when allocated, may be withdrawn from a Participant's Salary Deferral
Contribution Account.

       (5) At such time as a Participant attains the age of 59 1/2 years, the Participant may direct the Trustee to distribute up to the entire amount of his Salary Deferral Contribution Account as of any Accounting Date. Such distributions must equal at least $500 each and are limited to two (2) distributions per Plan Year. In the event a Participant elects to take such a distribution, he shall continue to be eligible to participate in the Plan on the same basis as any other Participant.
       (6) A Participant may elect to withdraw, as of any Accounting Date, part or all of his After-Tax Contribution Account.
       (7) Notwithstanding Sections 8.1, 8.2 and 8.3 above, if a Participant elects under Section 8.5 to defer retirement beyond his Normal Retirement Date, the Participant may direct the Trustee to begin distributions of part or all of any of his accounts under the Plan in any manner provided in Section 8.4 of the Plan following his Normal Retirement Date.
       (8) The amount that a Participant may withdraw from his Employer Contribution Account under either paragraph (4) or (7) of this Section 8.10 shall not exceed the excess of (a) the net credit balance in such account as of the effective date of the withdrawal over (b) the Employer's Contributions allocated on behalf of the Participant as of the last Accounting Date of each of the preceding two Plan Years.
       (9) The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to effectuate the withdrawal in accordance with the terms hereof.

8.11 ELIGIBLE ROLLOVER DISTRIBUTIONS
       This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
            (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
            (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in 408(a) of the Code, an individual retirement annuity described in 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
           (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
            (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



                             SECTION 9
         SPECIAL PROVISIONS APPLICABLE IF PLAN IS TOP-HEAVY

9.1  APPLICABILITY OF TOP-HEAVY PLAN PROVISIONS
       The provisions of this Section 9 shall apply if the Plan becomes a "top-heavy plan" within the meaning of 416(g) of the Code with respect to any Plan Year that ends after the Effective Date of the Plan.

9.2  DETERMINATION OF PLAN YEARS IN WHICH PLAN IS TOP-HEAVY
       (A) The Plan shall be "top-heavy" with respect to an applicable Plan Year if:
            (1) either (a) any Participant, former Participant or Beneficiary is a "Key Employee" (as defined in Section 9.2(B) herein), or
(b) the Plan enables any other plan which is included in the Aggregation Group (as defined below) and which has a Participant who is a Key Employee, to meet the requirements of 401(a)(4) or 410 of said Code; and
            (2) the ratio (determined in accordance with 416 of said Code) as of the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such first Plan Year (such day, whether applicable to the first Plan Year or to subsequent Plan Years, is hereinafter referred to in this Section 9 as the "Determination Date") of:
                      (a) the aggregate of the individual accounts of all Key Employees under all Defined Contribution Plans included in such Aggregation Group; to
                      (b) a similar sum determined for all Participants, former Participants and Beneficiaries - excluding any Participants and former Participants (or their Beneficiaries) who have not at any time during the five-year period ending on the Determination Date performed services for any employer maintaining a plan included in the Aggregation Group, under all Defined Contribution Plans included in such Aggregation Group; is greater than 60%.
       (B) For the purposes of this Section 9, the following terms shall have the following meanings:
            (1)  "Aggregation Group".  Aggregation Group means:
                      (a)  "Required Aggregation":
                                (i) each plan of the Employer in which a
Key Employee is a participant (in the Plan Year containing the Determination Date or any of the four preceding Plan Years), and
                                (ii) each other plan of the Employer which
enables any plan described in subclause (i) to meet the requirements of 401(a)(4) or 410 of the Code; or
                      (b) "Permissive Aggregation": any other plan not required to be aggregated may be included by the Employer if such group would continue to meet the requirements of 401(a)(4) and 410 with such plan being taken into account.
                      (c) In determining the Aggregation Group, plans terminated within the five-year period ending on the Determination Date also shall be taken into consideration.
            (2) "Key Employee" means an Employee, former Employee or the beneficiary of either who, at any time during the Plan Year or any of the four preceding Plan Years, is:
                      (a) an officer of the Employer having an annual compensation greater than 50% of the amount in effect under 415(b)(1)(A) for any Plan Year;
                      (b)  one of the 10 Employees having annual
compensation from the Employer of more than the limitation in effect under 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of 318) the largest interests in the Employer;
                      (c)  a 5-percent owner of the Employer;
                      (d) a 1-percent owner of the Employer having an annual compensation from the Employer of more than $150,000. For purposes of clause (a), no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers. For purposes of clause (b), if 2 Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest.
            (3)  "Percentage Owners":
                      (a)  5-Percent Owner. - For purposes of this
paragraph, the term "5-percent owner" means -
                                (i)  If the Employer is a corporation, any
person who owns (or is considered as owning within the meaning of 318 of the Code) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation, or
                                (ii) If the Employer is not a corporation,
any person who owns more than 5 percent of the capital or profits interest in the Employer.
                      (b)  1-Percent Owner. - For purposes of this
paragraph, the term "1-percent owner" means any person who would be described in clause (a) if "1 percent" were substituted for "5 percent" each place it appears in clause (a).
                      (c) Constructive Ownership Rules. - For purposes of subparagraphs (3)(a) and (b)
                                     (i)  subparagraph (C) of 318(a)(2) of
the Code shall be applied by substituting "5 percent" for "50 percent," and

                                    (ii) in the case of any Employer which
not a corporation, ownership in such employer shall be determined in accordance with regulations prescribed by the Secretary which shall be based on principles similar to the principles of 318 of the Code (as modified by subclause (I)).
                      (d) Aggregation Rules for Determining Ownership in Employer. - For purposes of this paragraph (3), the rules of subsections
(b), (c) and (m) of 414 of the Code shall not apply for purposes of determining ownership in the Employer.
                      (e)  Compensation. -  For purposes of this
subsection, the term "compensation" has the meaning given such term by 414(q)(7) of the Code.
            (4) "Non-Key Employee" means any Employee or former Employee who is not a Key Employee.
      (C) Unless required otherwise under 416 of the Code and regulations issued thereunder, the value of a Participant's (or Beneficiary') individual account under the Plan as of the Determination Date shall be equal to the sum of:
            (a) the net credit balance in his individual accounts (exclusive of any amounts credited to his Rollover Contribution Account unless such amounts are required to be included for purposes of 416(g)(4) of the Code) as of the last Accounting Date; plus
            (b) any contributions (other than unrelated Rollover Contributions) actually made after such Accounting Date but on or prior to the Determination Date or, in the case of the Determination Date applicable to the first Plan Year, any contributions made after the Determination Date that are allocated as of a date within such first Plan Year; plus

            (c) the aggregate distributions (exclusive of any distributions from his Rollover Contribution Account unless such amounts are required to be included for purposes of 416(g)(4) of the Code) made on his behalf during the five-year period ending on the Determination Date.

     Provided, however, that if any individual is a "Non-Key Employee" with respect to the Plan for any Plan Year, but such individual was a Key Employee with respect the Plan for any prior Plan Year, such employee's accounts under the Plan' shall not be taken into account. Furthermore, for purposes of determining the value of a Participant's (or beneficiary's) account under the Plan, such amount shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on the Determination Date, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group.
       (D) The aggregate of the individual accounts under the other Defined Contribution Plans included in such Aggregation Group shall be determined separately for each such plan in accordance with 416 of the Code and regulations issued with respect thereto as of the "determination date" that is applicable to each such separate plan and that falls within the same calendar year that the Determination Date applicable to the Plan falls.

9.3  MINIMUM VESTING FOR TOP-HEAVY PLAN YEAR
       During any Plan Year in which the Plan is top-heavy, the vesting schedule applicable to Employer Contribution Accounts shall be:




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
            Years of Service         Percentage Vested
            Less than 2 Years              0%
             2 Years                      20%
             3 Years                      40%
             4 Years                      60%
             5 Years                      80%
             6 Years                     100%

9.4  MINIMUM CONTRIBUTIONS FOR TOP-HEAVY PLAN YEAR
       (A) The Employer's Contributions during any Plan Year in which the Plan is top-heavy on behalf of an Eligible Employee to whom the provisions of this Section 9.4 are applicable, shall not be less than an amount equal to the excess, if any, of (1) the lesser of (i) 3% of his IRC 415 Compensation (as defined in Section 7.2(B) above) from the Employer during the Plan Year and (ii) the highest percentage of IRC 415 Compensation (as defined in Section 7.2(B) above) which is allocated under Sections 7.3 and
7.4 hereof to a Key Employee for such Plan Year; over (2) any employer contributions allocated on his behalf under Section 7.4 hereof for such Plan Year plus any allocations of employer contributions and forfeitures allocated on his behalf under all other Defined Contribution Plans included in the Aggregation Group for such Plan Year.
       (B) The provisions of this Section 9.4 shall apply to all Eligible Employees who are in the active service of the Employer on the last Accounting Date of the Plan Year and who are not Key Employees.


                             SECTION 10
          MISCELLANEOUS PROVISIONS REGARDING PARTICIPANTS

10.1 PARTICIPANTS TO FURNISH REQUIRED INFORMATION
      (A) Each Participant and his Beneficiary will furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the Committee may request.
       (B) Each Participant will submit proof of his age and proof of the age of each Beneficiary designated or selected by him to the Committee at such time as is required by the Committee. The Committee will, if such proof of age is not submitted as required, use as conclusive evidence thereof, such information as is deemed by him to be reliable, regardless of the source of such &information. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, will be in such manner as the Committee deems equitable.
       (C) Any notice or information which, according to the terms of the Plan or the rules of the Committee, must be filed with the Committee, shall be deemed so filed at the time that it is actually received by the Committee.
       (D) The Employer, the Committee, and any person or persons involved in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by an Employee, Participant or Beneficiary with respect to this age or other facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made

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
or furnished, shall be conclusively binding upon the person furnishing same; but it shall not be binding upon the Employer, the Committee, or any other person or persons involved in the administration of the Plan, and nothing herein contained shall be construed to prevent any of such (parties from contesting any such certification, statement, representation, or evidence or to relieve the Employee, Participant, Beneficiary from the duty of submitting satisfactory proof of any such fact.

10.2 BENEFICIARIES
       Each Participant may, on a form provided for that purpose, signed and filed with the Committee, designate a Beneficiary to receive the benefit, if any, which may be payable under the Plan in the event of his death, and each designation may be revoked by such Participant by signing and filing with the Committee a new designation of Beneficiary form. If a deceased Participant who had a spouse at the date of his death either failed to designate a Beneficiary in the manner above prescribed or if his designated Beneficiary predeceases him, he shall be deemed to have designated his spouse as his Beneficiary. If a deceased Participant is survived by a spouse and he had designated a person other than his spouse as his Beneficiary and such spouse has not consented, in writing witnessed by a Plan representative or a notary public, to such other person being designated as the Beneficiary, the Participant shall be deemed to have revoked his prior designation and to have designated his spouse as his Beneficiary to receive the death benefit. If a deceased Participant who did not have a spouse at the date of his death either failed to name a Beneficiary in the manner above prescribed or if his Beneficiary predeceases him, the death benefit, if any, which may be payable under the Plan with respect to such deceased Participant shall be paid to the estate of the deceased Participant.

10.3 CONTINGENT BENEFICIARIES
       In the event of the death of a Beneficiary who survives the Participant and in the event that, at the Beneficiary's death, there is a balance credited to the individual account (or accounts) of the Participant, the amount represented by such credit balance shall be payable to a person (or persons) designated by the Participant (in the manner provided in Section 10.2 above) to receive the remaining funds payable in the event of such contingency or, if no person was so named, then to a person designated by the Beneficiary (in the manner provided in Section
10.2 above) of the deceased Participant to receive the remaining death benefits, if any, payable in the event of such contingency; provided, however, that if no person so designated be living upon the occurrence of such contingency, then the remaining funds shall be payable to the estate of such deceased Beneficiary.

10.4 PARTICIPANTS' RIGHTS IN TRUST FUND
       No Participant or other person shall have any interest in or any right in, to or under the Trust Fund, or any part of the assets thereof, except as and to the extent expressly provided in the Plan.

10.5 BENEFITS NOT ASSIGNABLE
       (A) Subject to the provisions of Section 10.5(B) below, no benefits, rights or accounts shall exist under the Plan which are subject in any manner to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge the same shall be null and void; nor shall any such benefit, right or account under the Plan be in any manner liable for or subject to the debts, contracts, liabilities,

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
engagements, torts or other obligations of the person entitled to such benefit, right or account; nor shall any benefit, right or account under the Plan constitute an asset in case of the bankruptcy, receivership or divorce of any person entitled under the Plan; and any such benefit, right or account under the Plan shall be payable only directly to the Participant or Beneficiary, as the case may be.
       (B) Where a "qualified domestic relations order" as defined in 414(p) of the Code has been received by the Committee, the terms and benefits of the Plan will be considered to have been modified with respect to the affected Participant to the extent such order requires benefits to be paid to specified individuals other than the Participant.

10.6 BENEFITS PAYABLE TO MINORS AND INCOMPETENTS
       (A) Whenever any person entitled to payments under the Plan shall be a minor or under other legal disability or in the sole judgment of the Committee shall otherwise be unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical or where the person not under legal disability is unable to preserve his estate for his own best interest), the Committee may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claim shall have been made therefore by an existing and duly appointed guardian, tutor, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:

            (1) directly to such person unless such person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;
            (2) to the spouse, child, parent or other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support; or
            (3) to a recognized charity or governmental institution to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.
        (B) The decision of the Committee will, in each case, be final and binding upon all persons and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of the obligation of the Trustee and of the Committee.

10.7 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN
     The establishment and maintenance of the Plan will not be construed as conferring any legal rights upon any Participant to the continuation of his employment with the Employer, nor will the Plan interfere with the right of the Employer to discipline, lay off or discharge any Participant. The adoption and maintenance of the plan shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration for, inducement to, or condition of employment of any person.

10.8 NOTIFICATION OF MAILING ADDRESS
       (A) Each Participant and other person entitled to benefits hereunder shall file with the Committee from time to time, in writing, his post office address and each change of post office address, and any check representing payment hereunder and any communication addressed to a Participant or a Beneficiary hereunder at his last address filed with the Committee (or, if no such address has been filed, then at his last address

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
as indicated on the records of the Employer) shall be binding on such person for all purposes of the Plan, and neither the Committee nor the Trustee shall be obliged to search for or ascertain the location of any such person.
       (B) If the Committee, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it may by registered mail addressed to the person concerned at his address last known to the Committee, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address or his Beneficiary provides the Committee with evidence of his death. In the event that (i) such notification is mailed to such person and his designated Beneficiary,
(ii) the Committee is not furnished with evidence of such person's continued life and proper mailing address or with evidence of his death, all payments shall be withheld until a claim is subsequently made by any such person to whom payment is due under the provisions of the Plan.

10.9 LOST PAYEE
     In the event the Administrator is unable, within five years after payment of a benefit is due to a Participant or Beneficiary to make such payment because it cannot ascertain the whereabouts of the Participant or the identity and whereabouts of his Beneficiary of personal representative by mailing to the last known address shown on the Administrator's records, and neither the Participant, his Beneficiary or personal representative has made written claim therefor before the expiration of such five years, then, and in such case, the Administrator shall direct that such amount shall be forfeited and applied towards future Employer Contributions to the Plan; provided, however, that such amount shall be reinstated if and in the event the said Participant or his Beneficiary or personal representative shall make a valid claim therefor upon presentation of proper identification.

10.10  WRITTEN COMMUNICATIONS REQUIRED
         Any notice, request, instruction, or other communication to be given or made hereunder shall be in writing and either personally delivered to the addressee or deposited in the United State mail fully postpaid and properly addressed to such addressee at the last address for notice shown on the Committee's records.

10.11  BENEFITS PAYABLE AT OFFICE OF TRUSTEE
         All benefits hereunder, and installments thereof, shall be payable at the office of the Trustee.

10.12  APPEAL TO COMMITTEE
         (A) A Participant or Beneficiary who feels he is being denied any benefit or right provided under the Plan must file a written claim with the Committee. All such claims shall be submitted on a form provided by the committee which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Committee.
         (B) Upon the receipt of such a claim and in the event claim is denied, the Committee shall, within a reasonable period of time (generally 90 days), provide such claimant a written statement which shall be delivered or mailed to the claimant by certified or registered mail to his last known address, which statement shall contain the following:
            (1)  the specific reason or reasons for the denial of benefits;
            (2) a specific reference to the pertinent provisions of the Plan upon which the denial is based;


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
            (3) a description of any additional material or information which is necessary; and
            (4) an explanation of the review procedure provided below; provided, however, in the event that special circumstances require an extension of time for processing the claim, the Committee shall provide such claimant with such written statement described above not later than 180 days after receipt of the claimant's claim, but, in such event, the Committee shall furnish the claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished.
       (C) Within 90 days after receipt of a notice of a denial of benefits as provided above, the claimant or his authorized representative may request, in writing, to appear before the Committee for a review of his claim. In conducting its review, the Committee shall consider any written statement or other evidence presented by the claimant or his authorized representative in support of his claim. The Committee shall give the claimant and his authorized representative reasonable access to all pertinent documents necessary for the preparation of his claim.
       (D) Within 60 days after receipt by the Committee of a written application for review of his claim, the Committee shall notify the claimant of its decision by delivery or by certified or registered mail to his last known address; provided, however, in the event of special circumstances which require an extension of time for processing such application, the Committee shall notify the claimant of its decision not later than 120 days after receipt of such application, but in such event, the Committee shall furnish the claimant, within 60 days after its receipt of such application, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that its decision will be furnished. The decision of the Committee shall be in writing and shall include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and shall contain references to all relevant Plan provisions on which the decision was based. The decision of the Committee shall be final and conclusive.


                              SECTION 11
          MISCELLANEOUS PROVISIONS REGARDING THE EMPLOYER

11.1 EMPLOYER'S CONTRIBUTION IRREVOCABLE
       The Employer shall have no right, title or interest in the Trust Fund or in any part thereof, and no contributions made thereto shall revert to the Employer, except as provided in Paragraph 2 of Article III of the Trust Agreement.

11.2 ABSENCE OF RESPONSIBILITY
       Subject to any applicable provisions of law, neither the Employer nor any of the officers, employees, agents nor any members of its board of directors or other governing board nor any partner or sole proprietor, guarantees in any manner the payment of benefits hereunder.

11.3 AMENDMENT OF PLAN
       (A) The Plan may be amended from time to time in any respect whatever by resolution of the board of directors of the Company specifying such amendment, subject only to the following limitations:
           (1) Under no condition shall such amendment result in or permit the return or repayment to any Employer of any property held or acquired by

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
the Trustee hereunder or the proceeds thereof or result in or permit the distribution of any such property for the benefit of anyone other than the Participants and their Beneficiaries, except to the extend provided by
Section 11.6 hereof with respect to expenses of administration.
           (2) Under no condition shall such amendment change the duties or responsibilities of the Trustee hereunder without its written consent.
       (B) Subject to the foregoing limitations, any amendment may be made retroactively which, in the judgment of the Committee, is necessary or advisable provided that such retroactive amendment does not deprive a Participant, without his consent, of a right to receive benefits hereunder which have already vested and matured in such Participant, except such modification or amendment as shall be necessary to comply with any laws or regulations of the United States or of any state to qualify this as a tax-exempt plan and trust.
       (C) The participation in the Plan of Employers other than the Company shall not limit the power of the Company under the foregoing provisions; provided, however, that the Company shall deliver a copy of each amendment to the Plan to each other Employer within 30 days of such amendment. The provisions of the Plan and any amendments to the Plan by the Company shall be binding upon all other Employers unless such other Employer modifies the provisions of the Plan as it pertains only to its own employees by the adoption, by formal action on its part in the manner described in Section 11.7 hereof, of a Supplement to the Plan specifying such modifications which shall pertain only to its employees; and each Employer shall have the right to withdraw from the Plan by formal action on its part, in the manner described in Section 11.7 hereof, specifying its determination to withdraw. Any such withdrawing Employer shall furnish the Committee and the Trustee with evidence of the formal action of its determination to withdraw.
       (D) Any such withdrawal may be accompanied by such modifications to the Plan as such Employer shall deem proper to continue a Defined Contribution Plan for its employees separate and distinct from the Defined Contribution Plan herein set forth. A withdrawal by any Employer without any provision for the continuation of a plan for its employees shall constitute a termination of the Plan with respect to that Employer. Withdrawal from the Plan by any Employer shall not affect the continued operation of the Plan with respect to the other Employers; provided, however, in the event of the withdrawal of an Employer which is in a group of Employers with respect to which the Plan constitutes a single plan and in the event that provision is made for the continuation of a Defined Contribution Plan for its Employees separate and distinct from the Defined Contribution Plan herein set forth, the share of the assets of the Trust Fund allocable to such group of Employers which is transferred to such other Defined Contribution Plan shall be determined by the Committee but shall be subject to the provisions of Section 11.5 hereof.
       (E) Any Supplement to the Plan adopted by an Employer or Employers shall apply only to the employees of the Employer or Employers adopting such Supplement and shall not affect the continued operation of the Plan with respect to any other Employers.

11.4 TERMINATION OF PLAN
       (A) The Plan may be terminated by the Employers at any time by (1) formal action in the manner described in Section 11.7 hereof, on the part of each Employer then a party to the Plan specifying (a) that the Plan is being terminated and (b) the date as of which the termination is to be effective and (2) notifying the Committee and the Trustee of such termination. Any successor business to an Employer may provide for continuation of the Plan by formal action on its part in the manner described in Section 11.7 hereof. The Plan may be terminated in the manner described above with respect to one, but less than all, of the Employers theretofore parties hereto and the Plan continued for the remaining Employer or Employers. The Plan shall automatically terminate as to a particular Employer only upon adjudication by a court of competent jurisdiction that such Employer is bankrupt or insolvent (whether such proceedings be voluntary or involuntary), upon dissolution of such Employer or upon its liquidation, merger or consolidation without provisions being made by its successor, if any, for the continuation of the Plan.
       (B) Upon termination of the Plan in accordance with the provisions of Section 11.4(A) above, the Committee shall determine the share of the value of the assets of the Trust Funds which is attributable to each Employer (or group of Employers) with respect to which the Plan represents a single plan as described in Section 2.5 hereof. The Committee shall then determine whether distribution on behalf of the Participants and Beneficiaries entitled to benefits under the Plan shall be by payment in cash, by transfer to Individual Retirement Accounts established under 408 of the Code, by maintenance of another or substituted trust fund, by the purchase of insured annuities, or shall be in kind based on the then market value. As soon as practicable after receipt by the Employer of notification from the Internal Revenue Service evidencing its approval of the proposed distribution of assets upon termination of the Plan and after payment of all expenses and costs, the Committee shall direct the Trustee to distribute, in the manner of distribution determined by the Committee, the amount then standing to the credit of the account of each applicable Participant or Beneficiary.

11.5 MERGER OF PLAN
       In the case of the merger of consolidation of the Plan with, or the transfer of assets of liabilities to, another qualified plan, each Participant must be entitled to receive a benefit, upon termination of such other qualified plan after such merger, consolidation or transfer, which is at least equal to the benefit which he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had been terminated at that time.

11.6 EXPENSES OF ADMINISTRATION
       The Employer may pay all expenses incurred in the establishment and administration of the Plan, including expenses and fees of the Trustee, but it shall not be obligated to do so, and any such expenses not so paid by the Employer shall be paid from the Trust Fund.

11.7 FORMAL ACTION BY EMPLOYER
       Any formal action herein permitted or required to be taken by an Employer shall be:
            (a) if and when a partnership, by written instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more general partners as having authority to take such action;
            (b) if and when a proprietorship, by written instrument executed by the proprietor or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by the proprietor as having authority to take such action;

            (c) if and when a corporation, by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors or other governing board as having authority to take such action; or
            (d) if and when a joint venture, by formal action on the part of the joint ventures in the manner described above.


                            SECTION 12
                           ADMINISTRATION

12.1 ADMINISTRATION BY COMMITTEE
       The Plan will be administered by an administration committee (herein referred to as the "Committee"), consisting of a chairman and at least two additional members, each of whom will be appointed by the board of directors of the Company. Any member of the Committee may resign by delivering his written resignation to the board of directors of the Company and to the other members, if any, of the Committee. The board of directors of the Company may remove any member of the Committee by so notifying the member and other Committee members, if any, in writing. Vacancies on the Committee shall be filled by action of the board of directors of the Company. The Committee shall be the administrator of the Plan.

12.2 OFFICERS AND EMPLOYEES OF THE COMMITTEE
       The Committee may appoint a secretary who may, but need not, be a member of the Committee and may employ such agents, clerical and other services, legal counsel, accountants and actuaries as may be required for the purpose of administering the Plan. Any person or firm so employed may be a person or firm then, therefore or thereafter serving the Employer in any capacity. The Committee and any individual member of the Committee and any agent thereof shall be fully protected when acting in a prudent manner and relying in good faith upon the advice of the following professional consultants or advisors employed by the Employer or the Committee: any attorney insofar as legal matters are concerned, any certified public accountant insofar as accounting matters are concerned, and any enrolled actuary insofar as actuarial matters are concerned.

12.3 ACTION BY COMMITTEE
       (A) A majority of the members of the Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. The Committee may act either at a meeting at which a quorum is present or by a writing subscribed by at least a majority of the members of the Committee then serving. Any written memorandum signed by the secretary or any member of the Committee who has been authorized to act on behalf of the Committee shall have the same force and effect as a formal resolution adopted in open meeting. Minutes of all meetings of the Committee and a record of any action taken by the Committee shall be kept in written form by the secretary appointed by the Committee or, if no secretary has been appointed by the Committee, by an individual member of the Committee. The Committee shall give to the Trustee any order, direction, consent or advice required under the terms of the Trust Agreement, and the Trustee shall be entitled to rely on any instrument delivered to it and signed by the secretary or any authorized member of the Committee as evidencing the action of the Committee.
       (B) A member of the Committee may not vote or decide upon any matter relating solely to himself or vote in any case in which his

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
individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which any Committee member is so disqualified to act, the remaining members cannot agree or if there is only one individual member of the Committee, the board of directors of the Company will appoint a temporary substitute member to exercise all of the powers of a qualified member concerning the matter in which the disqualified member is not qualified to act.

12.4 RULES AND REGULATIONS OF COMMITTEE
       The Committee shall have the authority to make such rules and regulations and to take such action as may be necessary to carry out the provisions of the Plan and will, subject to the provisions of the Plan, decide any questions arising in the administration, interpretation and application of the Plan, which decisions shall be conclusive and binding on all parties. The Committee may allocate or delegate any part of its authority and duties as it deems expedient.

12.5 POWERS OF COMMITTEE
       (A) In order to effectuate the purposes of the Plan, the Committee shall have the following powers:
            (1) to make all determinations and computations concerning the benefits, credits and debits to which any Participant, or other Beneficiary, is entitled under the Plan;
            (2) to determine all questions relating to the eligibility of employees to become Participants and to determine the amount of Compensation of each Participant;
            (3) to determine all questions relating to acceptance of any Rollover Contributions to the Plan;
            (4) to make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof and to fix the taxable year of the Trust as required for tax return purposes and advise the Trustee thereof in writing;
            (5) to construe the Plan and to make equitable adjustments for any mistakes or errors made in the administration of the Plan;
            (6) to determine and resolve in its sole discretion all questions relating to the administration of the Plan and Trust (a) when differences of opinion arise between the Employer, the Trustee, a Participant, or any of them and (b) whenever it is deemed advisable to determine such questions in order to promote the uniform and nondiscriminatory administration of the Plan for the greatest benefit of all parties concerned;
            (7) to authorize and direct the Trustee to pay from the Trust Fund all costs and expenses incurred by the Committee in the administration of the Plan;
            (8) to determine whether a Participant is Totally and Permanently Disabled for the purposes of Section 8 hereof, and for this purpose it shall require proof in such form as it may desire, including the certificate of a duly licensed physician; and
            (9) to appoint, in its discretion, in accordance with the provisions of the Trust Agreement, one or more Investment Managers to manage, including the power to acquire or dispose of, all or any portion of the assets of the Plan and Trust Fund.
       (B) The foregoing list of express powers is not intended to be either complete or conclusive, and the Committee shall, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the Plan.

12.6 DUTIES OF COMMITTEE
       (A) The Committee shall, as part of its general duty to supervise and administer the Plan:
            (1) establish and maintain, or cause to be maintained, the individual accounts described in Section 6.1 hereof and direct the maintenance of such other records and the preparation of such forms as are required for the efficient administration of the Plan;
            (2) give the Trustee specific directions in writing with respect to:
                      (a)  the Investment Fund elections of the
Participants;
                      (b) the making of distribution payments, giving the names of the payees, the amounts to be paid and the time or times when payments shall be made; and
                      (c) the making of any other payments which the Trustee is not by the terms of the Trust Agreement authorized to make without a direction in writing by the Committee.
            (3) prepare an annual report for the Employer, as of the last day of each Plan Year, in such form as may be required by the Employer;
            (4) maintain records of the age and amount of Compensation of each Employee;
            (5) comply with all applicable lawful reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974; and
            (6) comply (or transfer responsibility for compliance to the Trustee) with all applicable Federal income tax withholding requirements for distribution payments imposed by the Tax Equity and Fiscal Responsibility Act of 1982.
       (B) The foregoing list of express duties is not intended to be either complete or conclusive, and the Committee shall, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

12.7 INDEMNIFICATION OF MEMBERS OF COMMITTEE
       To the extent not covered by insurance or if there is a failure to provide full insurance coverage for any reason and to the extent permissible under corporate by-laws and other applicable laws and regulations, the Company agrees to hold harmless and indemnify the members of the Committee and all employees, agents and other fiduciaries rendering services to the Committee, the Plan or Trust against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or mission relating to or in connection with the Plan and Trust Agreement other than losses resulting from any such person's fraud or willful misconduct.

12.8 PLAN FIDUCIARIES
       (A) The Trustee is the named fiduciary hereunder with respect to the powers, duties and responsibilities of investment of the Trust Fund and the Committee is the named fiduciary hereunder with respect to the other powers, duties and responsibilities of the administration of the Plan. Certain powers, duties and responsibilities of each of said fiduciaries are specifically delegated to others under the provisions of the Plan and Trust Agreement and other powers, duties and responsibilities of any fiduciaries may be delegated by written agreement to others to the extent permitted under the provisions of the Plan and Trust Agreement.

       (B) The powers and duties of each fiduciary hereunder, whether or not a named fiduciary, shall be limited to those specifically delegated to each of them under the terms of the Plan and Trust Agreement. It is intended that the provisions of the Plan and Trust Agreement allocate to each fiduciary the individual responsibilities for the prudent execution of the functions assigned to each fiduciary. None of the allocated responsibilities or any other responsibilities shall be shared by two or more fiduciaries unless such sharing shall be provided by a specific provision in the Plan or the Trust Agreement. Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of other fiduciary, the two fiduciaries shall not be deemed to have been assigned a share of any responsibility, but the responsibility of the fiduciary giving the directions shall be deemed to be his sole responsibility and the responsibility of the fiduciary receiving those directions shall be to follow some insofar as such instructions on their face are proper under applicable law. Any fiduciary may employ one or more persons to render advice with respect to any responsibility such fiduciary has under the Plan or Trust Agreement.
       (C) Each fiduciary may, but need not, be an employee, partner, director or officer of the Employer. Nothing in the Plan shall be construed to prohibit any fiduciary from:
            (1) serving in more than one fiduciary capacity with respect to the Plan and Trust Agreement;
            (2) receiving any benefit to which he may be entitled as a Participant or Beneficiary in the Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries; or
            (3) receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with respect to the Plan, except that no person so serving who already receives full-time pay from the employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.
       (D) Each fiduciary shall be bonded as required by applicable law or statute of the United States, or of any state having appropriate jurisdiction, unless such bond may under such law or statute be waived by the parties to the Trust Agreement. The Employer shall pay the cost of bonding any fiduciary who is an employee or partner of the Employer.

12.9 APPLICABLE LAW
       The Plan will, unless superseded by federal law, be construed and enforced according to the laws of the State of Arkansas, and all provisions of the Plan will, unless superseded by federal law, be administered according to the laws of the said state.


                             SECTION 13
                             TRUST FUND

13.1 PURPOSE OF TRUST FUND
       A Trust Fund has been created and will be maintained for the purposes of the Plan, and the monies thereof will be invested in accordance with the terms of the agreement and declaration of trust which forms a part of the Plan. All contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

13.2 BENEFITS SUPPORTED ONLY BY TRUST FUND
       Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.

13.3 TRUST FUND APPLICABLE ONLY TO PAYMENT OF BENEFITS
       The Trust Fund will be used and applied only in accordance with the provisions of the Plan, to provide the benefits thereof, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than the exclusive benefit of Participants and other persons thereunder entitled to benefits, except to the extent provided in Section
11.6 hereof with respect to expenses of administration.


                             SECTION 14
                       LOANS TO PARTICIPANTS

14.1 GENERAL PROCEDURE
       Subject to such rules and regulations of uniform application as the Employer may from time to time promulgate with respect to the amount of loans, maturity dates, interest rates and security, if any, the Employer, upon written application of a Participant upon a form prepared by the Employer, may, in its absolute discretion, direct the Trustee to make a loan to such Participant upon such terms as the Employer deems appropriate. The loan program shall be administered by the Committee or such sub-committee or person as it may appoint ("Loan Administrator"). The Loan Administrator shall adopt written policies and procedures for the Plan's loan program and such written policies and procedures are hereby incorporated by reference. A Participant wishing to obtain a loan from the Plan shall apply to the Loan Administrator by submitting a written loan application which can be obtained from the Loan Administrator upon request. All loans shall be made available to Participants who are "Parties in Interest" as defined in 3(14) of ERISA without regard to such Participant's race, color, religion, age, sex or national origin.

14.2 AMOUNT OF LOANS
       The Loan Administrator may authorize loans in an amount not less than $1,000 and not more than an amount equal to 50% of the present value of a Participant's vested accounts under the Plan; provided that such loan amount shall in no event exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the preceding one year period over the outstanding balance of loans from the Plan to the Participant as of the date the loan is made, or (b) the greater of (i) one-half of the present value of the Participant's nonforfeitable accrued benefit under the Plan, or (ii) $10,000.

14.3 LOAN CONDITIONS
       If approved, each loan to a Participant pursuant to this Section 14 shall comply with the following conditions:
            (a) Written Instrument. It shall be evidenced by a negotiable promissory note.
            (b) Interest Rate. The loan shall bear a reasonable rate of interest which shall be commensurate with the prevailing interest rate charged by persons in the business of lending money for loans made under similar circumstances. Subject to this requirement, the Loan Administrator shall develop rules for determining the interest to be charged on Plan loans.

            (c) Term. The loan, by its terms, must require level amortization of repayments (to be made not less frequently than quarterly) over a period not extending beyond five (5) years; provided, however, in the case of a home loan as described in 72(p) of the Code, such loan may be for a term in excess of five (5) years.
            (d) Adequate Security. The loan shall be secured by up to 50% of the Participant's entire right, title and interest in his accounts under the Plan. However, a loan only may be made from a Participant's Salary Deferral Contribution Account, Employer Contribution Account and Rollover Account (excluding any such accounts transferred from the Thrift Plan), and only such accounts may be used as collateral to secure the loan. In addition, the Loan Administrator may require additional security (and shall require such additional security when the loan amount exceeds 50% of the Participant's nonforfeitable account balance under the Plan as determined on the date the loan proceeds are distributed to the Participant) to be pledged to the Plan by the Participant which may be sold, foreclosed upon or otherwise disposed of upon default of repayment of the loan in such a manner that the Plan is protected against loss of principal and interest as a result of the default. Any Participant who pledges any portion of his vested account balances under the Plan also shall be required to execute an Automatic Payroll Deduction Agreement under which loan payments will be deducted from the Participant's Compensation on a payroll date basis until the amount of the loan plus interest accrued thereon is paid in full.
            (e) Default. In addition to any other conditions or events the Loan Administrator may specify, a loan shall be considered in default if the Participant fails to pay any installment when due and such failure is not cured within sixty (60) days. Any default by the Participant shall, at the election of the Loan Administrator, cause the remaining outstanding balance of the loan to be due and payable at once. In addition, the Loan Administrator shall proceed against the security pledged by the Participant in connection with the loan at such time and in such manner as it determines to be in the best interest of the Plan. The Loan Administrator is expressly authorized to delay enforcement of any security interest in the Participant's Accounts under the Plan until such time as the Participant is entitled to a distribution under the terms of the Plan and the Code provided such delay results in no loss of income or principal to the Plan. At such time as the Participant is entitled to a distribution under the terms of the Plan, the Loan Administrator may offset the vested portion of the Participant's account balances under the Plan against the remaining unpaid balance of the loan plus interest accrued thereon.
            (f) Liquidation on Maturity. Each loan shall be due and payable in full by the Participant not later than the earliest of (1) the maturity date set forth in the promissory note, (2) the Participant's termination of employment with Employer, or (3) the termination of the Plan. In any event, all loans will mature at the time provided for any distribution to the Participant from the Plan, and no distribution shall be made to any Participant, beneficiary or beneficiaries or to the estate of a Participant unless and until all loans to such Participant, together with interest accrued thereon, have been paid in full.
            (g) Investment Gain or Loss. To the extent a Participant's loan is secured by his/her Accounts, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan. The entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

          IN WITNESS WHEREOF, TYSON FOODS, INC. has caused this instrument to be executed by its duly authorized officers effective as of January 1, 1993.

                                      TYSON FOODS, INC.
                                      By: __________________________
                                      President

  ATTEST:
   ______________________________

                        AMENDMENT TO THE
                    RETIREMENT SAVINGS PLAN OF
                        TYSON FOODS, INC.

        The beginning clause of subsection 8.4(B) is hereby amended as follows:
            "(B) Notwithstanding subsection (A) above, all distributions of any amounts from a Participant's After-Tax Contribution Account and Employer Contribution Account attributable to such accounts transferred from the merged Tyson Thrift Plan shall be subject to the following additional provisions:"

                        AMENDMENTS TO THE
                    RETIREMENT SAVINGS PLAN OF
                        TYSON FOODS, INC.
       The introduction to the Plan set forth on pages 1 and 2 is amended as follows:
            (a) The comma and words "to-wit," at the end of the last sentence are deleted and a period is inserted following the word "Plan".
            (b) A new paragraph is then added at the end of page 2 as follows:
                      "The Plan, as restated herein, also reflects amendments associated with the merger into this Plan, effective December 30, 1994, of the Arctic Alaska Fisheries Corporation Profit Sharing/Savings Plan (the "Arctic Plan"). Employer acknowledges receipt of all of the assets of the Arctic Plan effective December 30, 1994. Accordingly, the assets transferred from the Arctic Plan shall be held, administered and distributed for the purposes and in the manner set out in the following restated Plan. Following the merger of the Arctic Plan into this Plan, the accounts previously referred to as "Elective Contribution Accounts" shall be administered under this Plan as part of the Participant's "Salary Deferral Contribution Account", the accounts previously referred to as "Matching Contribution Accounts" shall be administered under this Plan as part of the Participant's "Employer Contribution Account" and the accounts previously referred to as "Rollover Contribution Accounts" shall be administered under this Plan as part of the Participant's "Rollover Contribution Account"; provided, however, that the amounts transferred from the Arctic Plan and administered as accounts under this Plan shall continue to be accounted for separately, as permitted under Section 6.1 of this Plan."

       Section 8.4 is hereby amended as follows:

       "8.4 Methods of Distribution
            (A) Except as may be required under Sections 8.4(B), 8.4(C), 8.3(A), 8.10 and 8.11, all distributions made to a Participant or his beneficiaries shall be made by the Trustee in one of the three following methods:
                      (1)  Lump Sum.  By payment in a lump sum.
                      (2) Installments. By payment in equal installments over a period certain which does not extend beyond the lesser of twenty
(20) years or the life expectancy of the Participant or the joint life expectancies of such Participant and the Participant's beneficiary determined as of the date that payment of benefits commences, subject to the following requirements:
                                   (a)  Fifty Percent (50%) Present Value
Test. The present value of payments to be made to the Participant must be more than fifty percent (50%) of the present value of the total payments to be made to the Participant and the Participant's beneficiaries, all as determined as of the later of such Participant's normal retirement date or the Participant's termination of employment; and
                                   (b)  Equal Installments.  Payments must
be in the form of annual or more frequent installments provided the present value of all such periodic payments payable to the Participant or his or her beneficiary must be equal to the immediate lump sum otherwise distributable to the Participant had a lump sum settlement been made.
                      (3)  Combination.  By a combination of (1) and (2).

     The method of distribution to the Participant or his beneficiaries shall be implemented by the Committee, in accordance with the directions of the Participant in effect at the time the Participant's employment is terminated.
            (B) Except as may be required under Sections 8.3(A), 8.10 and 8.11, all distributions made to a Participant or his beneficiaries ttributable to amounts transferred to this Plan from the Arctic Plan shall be made by the Trustee in one of the three following methods:
                                (1)  Automatic Qualified Joint and Survivor
Annuity (or Life Annuity). A Participant who is married and begins to receive payments under the Plan shall receive payments in the form of a Qualified Joint and Survivor Annuity, unless the Participant, with the consent of his spouse, has elected otherwise during the election period which shall be the 90-day period ending on the date benefit payments would commence). An unmarried Participant shall receive his benefits in the form of a life annuity, with monthly payments payable for 120 months certain and thereafter during his lifetime, unless the Participant elects otherwise during such election period. Any election shall be in writing and may be changed at any time.
                                (2)  Automatic Preretirement Survivor
Annuity. If a Participant who is married and at least partially vested dies before the date upon which his retirement benefits were to commence, such Participant's surviving spouse shall receive payments under this Plan in the form of a Preretirement Survivor Annuity, unless the Participant with the consent of his spouse has elected otherwise during the election period, which shall begin on the first day of the Plan Year in which the Participant attains age 35 (or for a Participant who is separated from service the date of such separation with respect to benefits accrued before separation) and end on the date of the Participant's death. Any election shall be in writing and may be changed at any time. The surviving spouse may elect to have such annuity distributed immediately or at a later date not later than the date the Participant would have attained his Normal Retirement Date. Also, the surviving spouse may elect to receive, in lieu of such annuity, any form of payment permitted under 8.4(B)(3) below.
                                (3)  In the event a Participant (or
surviving spouse) elects pursuant to 8.4(B)(1) or (2) not to receive retirement or death benefits in the forms described therein, such distributions shall be made by the Trustee in one of the methods described in 8.4(A). Additionally, the following distribution methods shall be available:
                                An immediate or deferred nontransferable
annuity providing fixed or variable income (i) for the life of the Participant, with or without a specified period certain, or (ii) over the lives of the Participant and his designated beneficiary, with or without a specified period certain.
            (C) Notwithstanding subsection (A) above, all distributions of any amounts from a Participant's After-Tax Contribution Account and Employer Contribution Account attributable to such accounts transferred from the merged Tyson Thrift Plan shall be subject to the following additional provisions:
                      (1) Annuity Option. Such Participant who retires and begins to receive payments under the Plan shall have, in addition to the distribution options available under Section 8.4(A) above, the right to elect to receive payment from such account in the form of a life annuity (or, if married, in the form of a Qualified Joint and Survivor Annuity). The Participant (and, if married, with the consent of his spouse) also may elect during the election period (which shall be the 90-day period ending on the Annuity Starting Date) to receive payments from such account in the form of a straight life annuity or a straight life annuity with a ten-year guarantee. Any election shall be in writing and may be changed at any time.
                      (2)  Preretirement Survivor Annuity.  If a
Participant who is married dies before the date upon which his retirement benefits were to commence, such Participant's surviving spouse shall have, in addition to the distribution options available under Section 8.4(A) above, the right to elect to receive payment from such account in the form of a Preretirement Survivor Annuity. The spouse also may elect during the election period, which shall begin on the first day of the Plan Year in which the Participant attains age 35 (or for a Participant who is separated from service the date of such separation with respect to benefits accrued before separation) and end, on the date benefits commence, to receive payments from such account in the form of a straight life annuity or a straight life annuity with a ten-year guarantee. Any election shall be in writing and may be changed at any time. The surviving spouse may elect to have such annuity distributed immediately or at a later date not later than the date the Participant would have attained the Normal Retirement Date.

For purposes of this Section 8.4 and elsewhere in this Plan, the following terms shall have the following meanings:

                         (1)  'Annuity Starting Date' means the first day
of the month following the date the Insurer receives from the Plan Administrator such written notice of a distribution as shall be required by the Insurer, or, if later, the first day of the month specified by Participant or Beneficiary for the commencement of benefit payment(s) in accordance with Section 8 hereof.
                      (2) 'Qualified Joint and Survivor Annuity' means an annuity for the life of the Participant with a Survivor Annuity for the life of his/her spouse which is one-half of the amount of the annuity payable during the joint lives of the Participant and his/her spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant.
                      (3) 'Preretirement Survivor Annuity' means an annuity for the life of the surviving spouse of a deceased Participant that has an actuarial present value that is equal to 100% of the balance in the Participant's account as of the date of the Participant's death.
            (D) Notwithstanding any other Plan provision to the contrary, all Plan distributions shall comply with the requirements of 401(a)(9) of the Code and the regulations thereunder, including 1.401(a)(9)-2."

The first sentence of subsection 8.10(4) is hereby amended as follows:

       "Except as provided below, a Participant may withdraw all or any portion of (i) his Salary Deferral Contribution Account, (ii) the vested portion of that part, if any, of his Employer Contribution Account from the Company's former Thrift Plan, (iii) that part of his Rollover Account from the Company's former Thrift Plan, and (iv) with the Participant's spouse's consent, the vested amounts attributable to his elective and matching contributions transferred to this Plan from the Arctic Plan, only in the event that he furnishes satisfactory evidence to the Committee that the withdrawal is on account of 'hardship'."

       The second and third paragraphs of subsection 8.10(4)(b) are hereby amended as follows:

            "Provided, however, that the provisions of (b)(ii) - (iv) shall not apply if the Participant's withdrawal under this Section 8.10(4) does not include any portion of amounts attributable to his elective deferrals under Code 402(g).

            Notwithstanding the above language of this paragraph (4) of this Section 8.10, the following additional rules shall apply regarding the ability to make hardship withdrawals from amounts attributable to a Participant's elective deferrals:
                      (a) income allocable to a Participant's Salary Deferral Contribution Account but credited after December 31, 1988 may not be withdrawn;
                      (b) a Participant may not withdraw any non-elective Employer contributions which were credited to a Participant's Salary Deferral Contribution Account after December 31, 1988 because they were treated as Salary Deferral Contributions for purposes of Section 3.1(E) of the Plan;
                      (c) effective April 1, 1993, no income, regardless of when allocated, may be withdrawn from a Participant's Salary Deferral Contribution Account; and
                      (d) no income allocable to elective deferrals transferred to this Plan from the Arctic Plan may be withdrawn."

Subsection 8.10(6) is hereby amended as follows:

       "A Participant may elect to withdraw, as of any Accounting Date, part or all of his After-Tax Contribution Account and/or, with the Participant's spouse's consent, amounts attributable to his rollover contributions transferred to this Plan from the Arctic Plan."

Subsection 11.4(B) is hereby amended as follows:

       "(B) Upon termination of the Plan in accordance with the provisions of Section 11.4(A) above, the Committee shall determine the share of the value of the assets of the Trust Funds which is attributable to each Employer (or group of Employers) with respect to which the Plan represents a single plan as described in Section 2.5 hereof. As soon as practicable after receipt by the Employer of notification from the Internal Revenue Service evidencing its approval of the proposed distribution of assets upon termination of the Plan and after payment of all expenses and costs, the Committee shall direct the Trustee to distribute, in accordance with
Section 8 hereof, the amount then standing to the credit of the account of each applicable Participant or Beneficiary.

Additionally, withdrawals of elective deferrals will be permitted under the following circumstances, subject to Code 401(k)(10):

                      (a) the sale or other disposition by a corporation of at least 85% of all of the assets of the trade or business of the Employer, but only with respect to a Participant who continues employment with the corporation acquiring the assets, as provided in Reg. 1.401(k)- 1(d)(1)(ii)(3).

                      (b) the sale or other disposition by a corporation of its interests in a subsidiary to an unrelated entity, but only with respect to a Participant who continues in the employ of the subsidiary, as provided in Reg. 1.401(k)-1(d)(1)(ii)(4).

                      (c)  the termination of the Plan without the
establishment or maintenance of a successor defined contribution plan other than an employee stock ownership plan, as defined in Code 4975(e)(7) within one year of the date of termination of this Plan, as provided in Reg. 1.401(k)-1(d)(1)(ii) and (iii).

Withdrawals under this paragraph will be in accordance with Section 8 hereof, including spousal consent requirements, if applicable."

The last sentence of Section 14.1 is hereby amended as follows:

"Except as limited by such rules, regulations and procedures as the Employer may from time to time promulgate, all loans shall be made available to Participants who are 'Parties in Interest' as defined in 3(14) of ERISA without regard to such Participant's race, color, religion, age, sex or national original."

              RESOLUTION REGARDING AMENDMENT NO. 3

          TO RETIREMENT SAVINGS PLAN OF TYSON FOODS, INC.


        RESOLVED, that effective April 1, 1995, Section 8.10 of the Retirement Savings Plan of Tyson Foods, Inc. is hereby amended deleting paragraph (5) thereof in its entirety and substituting therefor the following language:

            "(5) At such time as a Participant attains the age of 59-1/2 years, the Participant may direct the Trustee to distribute up to the entire amount of his Salary Deferral Contribution Account as of any Accounting Date, including, with the Participant's spouse's consent, amounts transferred to this Plan from the Arctic Plan. Distributions must equal at least $500 each and are limited to two (2) distributions per Plan Year. In the event a Participant elects to take such a distribution, he shall continue to be eligible to participate in the Plan on the same basis as any other Participant."

                           AMENDMENT NO. 4

                               TO THE

            RETIREMENT SAVINGS PLAN OF TYSON FOODS, INC.

              (As Restated Effective January 1, 1993)

         (1) Effective April 1, 1995, Section 1.1(A)(36) is amended by deleting that section in its entirety and substituting the following language therefor:

       "(36) 'Valuation Date' shall mean each day of a Plan Year."
        (2) Effective April 1, 1995, Section 3.1(C) is amended by deleting the first paragraph of that subsection and substituting therefor the following language:

       "(C) Right of Participant to Suspend or Change His Rate of Salary Deferral Contributions: Except as set forth below, a Participant may suspend or change his rate of Salary Deferral Contributions effective as soon as administratively practicable as of the end of any subsequent payroll period; however, except as provided in Section 3.1(E) below with respect to certain required suspensions, a Participant who suspends his Salary Deferral Contributions may not resume such contributions for a period of six months following the effective date of such suspension. Any resumption of Salary Deferral Contributions must be made by the Participant in writing filed with the Committee prior to the effective date of the resumption."
        (3) Effective April 1, 1995, Section 8.3 is amended by deleting subsection (A) and the first paragraph of subsection (B) and substituting therefor the following language:
       "(A) Less than $3,500. Disbursement of a Participant's Distribution Account shall be made in one cash lump sum without his consent within ninety (90) days of the Accounting Date coincident with or immediately following his termination of employment if the vested amount of such account does not exceed $3,500.

       (B) Greater than $3,500. If the vested amount of a Participant's Distribution Account exceeds $3,500 upon termination of employment, disbursement of the Distribution Account shall be made, or begun if in periodic payments, subject to the provisions of Section 8.11 below, if applicable, as follows:
                            (1)   With the written consent of the
Participant, within ninety (90) days of the Accounting Date coincident with or immediately following the date such consent is received by Employer; or
                            (2)   If the Participant does not consent to a
distribution under (1) above, within ninety (90) days of the Accounting Date coincident with or immediately following the date:
                                (a)  The Participant dies;
                                (b)  The Participant incurs a Total and
Permanent Disability (as defined in Section 1.1(A)(31);
                                (c)  The Participant reaches age 55, has at
least ten (10) years of service with Employer and elects to begin receiving distributions on or after such date; or
                                (d)   The Participant reaches his Normal
Retirement Date or Age (as defined below)."

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
        (4) Effective April 1, 1996, Section 1.1(A)(24) is deleted in its entirety and the following new language substituted therefor:
       "(24)      'Plan  Year' shall mean the fiscal year on which the
records of the Plan are kept as reported from time to time by the Plan Administrator to the Internal Revenue Service. The Plan Year, unless subsequently changed in accordance with the rules or regulations issued by the Internal Revenue Service or the Department of Labor, shall be the same as the calendar year."
        (5) Effective April 1, 1996, Section 3.1 is amended by adding the following new subsection (F):
       "(F) Stock Match Account: Additionally, for Plan Years beginning on or after April 1, 1996, the Employer will contribute to the Stock Match Accounts for those Participants who are entitled to matching contributions pursuant to the terms of Section 4.1(d) of the 'Tyson Foods, Inc. Employee Stock Purchase Plan' cash in the amounts and at such times as required by
Section 4.1(d) of such plan. As soon as administratively feasible following receipt of such cash matching contributions, the Trustees of this Plan periodically shall purchase in the open market, through a fiduciary delegated such responsibilities by the Administrative Committee of this Plan, shares of Class A Common Stock of Tyson Foods,Inc. All assets held in the Stock Match Account shall be subject to the same vesting and distribution provisions that apply to Salary Deferral Contributions, as more specifically set forth in Section 3.1(B) above. For purposes of determining an individual's 'deferral percentage' under Section 3.1(E) for any Plan Year beginning on or after April 1, 1996, contributions allocated to his 'Stock Match Account' for such Plan Year shall be treated as additional Salary Deferral Contributions. All cash dividends received with respect to the shares of Class A Common Stock of Tyson Foods, Inc. held in a Participant's Stock Match Account shall be used by the Trustee to purchase additional shares of such stock as soon as administratively feasible."
          (6) Effective April 1, 1996, Section 6.1(B) is amended by deleting that subsection in its entirety and substituting therefor the following new language:
       "(B) In addition to the separate accounts described in Section 6.1(A) above, the Committee shall cause to be established and maintained for each applicable Participant until his Initial Distribution Date or until such later date as of which distribution of the value in such account is made:
                       (1) The Rollover Account described in Section 3.2 hereof which may include rollover accounts from any of the Merged Plans;
                       (2) Separate After-Tax Contribution Accounts for any after-tax contribution accounts from any of the Merged Plans; and
                       (3) A Stock Match Account described in Section 3.1(F) above (and such account shall be established and maintained separately notwithstanding the language in Section 6.1(A) above which provides that Salary Deferral Contribution Accounts shall include other Employer contributions which the Employer may have elected to treat as Salary Deferral Contributions). The additional Accounts created pursuant to this Section 6.1(B) at all times shall be 100% vested and shall consist of such subaccounts as are required to reflect a Participant's interest in the various Investment Funds in accordance with the Participant's directions as specified in Section 5 hereof."
        (7) Effective April 1, 1996, Section 7.1 is amended by adding the following new sentence at the end of subsection (C) thereof, to-wit:
       "Also, to the extent that a Participant's Stock Match Account includes shares of Class A Common Stock of Tyson Foods, Inc. on any

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Valuation Date, the value of such shares shall be determined based on the fair market value of that stock as of such Valuation Date."
        (8) Effective April 1, 1996, Section 8.4 is amended by changing the designation for existing subsection (D) to (E) and by adding a new subsection (D) to provide as follows:
       "(D) Notwithstanding anything in this Section 8.4 to the contrary, all distributions of assets allocated to a Participant's Stock Match Account shall be paid in one cash lump sum, unless the Participant elects, in the manner and at such times as provided by the Committee for this purpose, to receive any of the shares of Class A Common Stock of Tyson Foods, Inc. in kind."















































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                          AMENDMENT NO. 5

                               TO THE

            RETIREMENT SAVINGS PLAN OF TYSON FOODS, INC.

        (1) Effective April 1, 1996, Section 1.1(37) is amended by adding the following sentence immediately after the fourth sentence of that subsection, to-wit:

       "For purposes of the immediately preceding sentence, Culinary Foods, Inc. shall include its corporate predecessor, also known as Culinary Foods, Inc."

        (2) Effective April 1, 1996, Section 8.4(D) of the Plan [as added by Amendment No. 4] is amended by deleting the language of that subsection in its entirety and substituting therefor the following new language:
       "D. Notwithstanding anything in this Section 8.4 to the contrary, all distributions of assets allocated to a Participant's Stock Match Account shall be made in one lump sum and, to the extent that the assets in such account consist of shares of Class A Common Stock of Tyson Foods, Inc., such shares shall be distributed in kind."

        (3) Effective April 1, 1996, Section 8 of the Plan is amended by adding new Section 8.12, as follows:

       "8.12     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS
             All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any 'alternate payee' under a 'qualified domestic relations order' ('QDRO') as those terms are defined in Code 414(p). Notwithstanding the provisions of Sections 8.2, 8.3 and 8.4 above, if a QDRO provides for payment from the Trust of part or all of Participant's Accounts to such 'alternate payee' prior to a time when such benefits otherwise would be distributable under the Plan and prior to the Participant's 'earliest retirement age' as defined in Code 414(p)(4)(B), the payment shall be made s directed by the QDRO if the amount does not exceed $3,500; if the payment amount exceeds $3,500, then it shall be made as directed by the QDRO only with the prior written consent of the 'alternate payee'."


















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